UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

☒REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number 000-29935

CROWN EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

2741

(Primary Standard Industrial Classification Code Number)

Nevada	33-0677140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs Street, Las Vegas, NV 89141

(702) 683-8946

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Arnold F. Sock, Esquire

Box 25847

Los Angeles, CA 90025-0847

(310) 714-0747

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Crown Equity Holdings, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED: OCTOBER 25, 2023

$50,000,000 (10,000,000 Units)

Each Unit Comprises One Share of Common Stock and Four Warrants to Purchase

One Share of Common Stock with each Warrant Having a Specified Exercisable Price

CROWN EQUITY HOLDINGS, INC.

COMMON STOCK

The total number of common stock shares registered will be 50,000,000. common shares being comprised of 10,000,000 common shares for the Units with 40,000,000 common shares underlying the warrants.

This is a public offering of Units of Crown Equity Holdings, Inc. (the Company), which relates to the offering of up to 10,000,000 Units, each Unit comprising one share of Common Stock having a price of $5.00 per share and four warrants per Unit that shall entitle the holder of each Unit to purchase four shares of common stock at an exercise price of $7.50 for the first share, $10.00 for the second share, $12.50 for the third share, and $15.00 for the fourth share as applicable to each warrant. The shares of common stock underlying the warrants will not exist unless the warrants are exercised.

1.	The first of four warrants are exercisable at $ 7.50 and will expire on December 31, 2024.
2.	The second of four warrants are exercisable at $10.00 and will expire on December 31, 2025.
3.	The third of the four warrants are exercisable at $12.50 and will expire on December 31, 2026.
4.	The fourth warrant is exercisable at $15.00 and will expire on December 31, 2027.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

Crown Equity Holdings, Inc. common stock is listed on the Pink Open Market under the symbol “CRWE.”

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factor in the section entitled “Risk Factors” beginning on page 8 which should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________, 2023

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ABOUT THIS PROSPECTUS

When used herein, unless the context requires otherwise, references to “Crown Equity Holdings” the “Company,” “we,” “our” and “us” refer to Crown Equity Holdings, Inc., a Nevada corporation.

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, or to which we have referred you, before making your investment decision. Neither we, nor the placement agent or any financial advisor engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement, or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

For investors outside the United States: Neither we, nor any placement agent or financial advisor engaged by us in connection with this offering, have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby, or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent, there is a conflict between the information contained in this prospectus and any prospectus supplement having a later date, the statement in the prospectus supplement having the later date modifies or supersedes the earlier statement.

Neither we, nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Crown Equity Holdings, Inc.,” “Crown Equity,” “Crown Equity Holdings,” “CRWE”, “the company,” “we,” “us” and “our” in this prospectus refer to Crown Equity Holdings, Inc. All currency amounts in this prospectus are expressed in United States (“U.S.”) dollars, unless otherwise indicated. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Us

We are an integrated media company focused on providing powerful solutions to enhance worldwide visibility and universal relevance, enabling companies to achieve accelerated growth and rapid results that span all the stages of a company's life cycles. Additionally, the Company is developing its CRWE WORLD and related digital properties into a global online community that will launch, manage, and own select businesses and projects.

The Company

Crown Equity Holdings, Inc. (the Company) was incorporated on August 31, 1995 under the laws of the State of Nevada with its principal executive office at 11226 Pentland Downs Street, Las Vegas, NV 89141, telephone (702) 683-8946. Our website can be found at crownequityholdings.com.

The Company is offering for sale a maximum of 10,000,000 Units at a price of $5.00 per Unit.  Each Unit comprises of one share of common stock and four warrants to each purchase one share of common stock with each warrant having a specified exercise price and expiration date. The total number of shares registered will be up to 50,000,000 common shares being comprised of up to 10,000,000 common shares and up to 40,000,000 common shares underlying the warrants, if the warrants are exercised resulting in a share issuance.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our directors will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

Company’s History

Crown Equity Holdings, Inc. (the Company) was formerly known as "Visioneering Corporation", which was incorporated on August 31, 1995 under the laws of the State of Nevada.

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The Company changed its name from “Visioneering Corporation” to "Asiamerica Energy Group, Inc." on January 12, 1996, when it entered into an agreement to acquire an oil and gas company. No stock was issued, and no assets were acquired as this acquisition was not consummated. On April 29, 1996, the Company then changed its name to "Care Financial Group, Inc."

On May 15, 1997, the Company changed its name to "Trump Oil Corporation." Trump proposed to merge with Fenway Resources Ltd., a Canadian company involved in natural resource development which wanted to develop and construct a cement manufacturing facility in the Philippines. This proposed merger was also never consummated, and no shares were issued pursuant to this agreement.

On March 10, 1999, the Company entered a letter of intent with 20/20 Web Design, Inc., a Colorado corporation, a wholly owned subsidiary of Multi-Source Capital, Ltd. ("MSC"), also a Colorado corporation. The Company entered into an Agreement and Plan of Reorganization and completed its acquisition of 20/20 Web Design, Inc., with the Company changing its name as a result.

On April 10, 2001 the Company changed its name to "BentleyTel", since the Company entered a letter of intent with BentleyTel.com, Inc., a Nevada corporation, to acquire BentleyTel in a statutory merger. The transaction was not completed, and the Company changed its name back to 20/20 Web Design, Inc. on June 8, 2001

On February 10, 2003, the Company changed its name to "20/20 Networks, Inc.”

Thereafter, on December 10, 2003, the Company changed its name to " Micro Bio-Medical Waste Systems, Inc.”

On September 28, 2006, the Company changed to its current name of “Crown Equity Holdings, Inc.”

The Company maintains its executive office at 11226 Pentland Downs Street, Las Vegas, NV 89141

Overview

The Company operates CRWEWorld website (crweworld.com), (hereafter “CRWE World”) and is in the business of aggregating pertinent general and financial news and publishes it on its website for visitors to the site. The Company believes the aggregating and categorizing of business content from news organizations such as GlobeNewswire, PR Newswire, Business Wire, Accesswire, and many others, will allow CRWE World the opportunity to become a one stop online site location for business related news and information overall.

The site also provides advertisers an opportunity to use online banners designed for digital advertising for sponsored hyperlinks, pay-per-click, pop ups or impressions ads, to reach and persuade the publication’s audience to buy, drive traffic to their website, increase their brand, or create product awareness for a fee.

In addition to Crown Equity Holdings, Inc. doing business as CRWE WORLD, the Company is conducting businesses as CRWE Press Release (crwepressrelease.com), which engages in the dissemination of news and press releases for publicly and privately held companies, CRWE Tube (crwetube.com), a video sharing platform, CRWE Tech (crwetech.com), an IT/technology services provider of web design, development and hosting services, and iB2B Global (ib2bglobal.com), a business to business (B2B) international e-commerce platform. The Company charges fees for its services offered on these sites.

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THE OFFERING

Securities Being Offered

The offering of up to 10,000,000 common stock units are to be sold with each unit consisting of one share of common stock and one warrant for each of the following four warrants at a price of $5.00 per unit for an aggregate amount of up to $50,000,000. The first of the four warrants per unit shall entitle the holder to purchase a share of common stock at an exercise price of $7.50, expiring December 31, 2024 with the second share warrant price at $10.00, expiring December 31, 2025, $12.50 for the third share warrant expiring December 31, 2026, and $15.00 for the fourth share warrant expiring December 31, 2027.

• 10,000,000 warrants exercisable at $ 7.50, expiring December 31, 2024

• 10,000,000 warrants exercisable at $10.00, expiring December 31, 2025

• 10,000,000 warrants exercisable at $12.50, expiring December 31, 2026

• 10,000,000 warrants exercisable at $15.00, expiring December 31, 2027.

Initial Offering Price	The Company will sell up to a maximum of 10,000,000 Units at a price of $5.00 per Unit.

Terms of the Offering	This offer will conclude when the Company has sold all the 10,000,000 Units offered, or at the termination of the offering period.

Termination of the Offering	The Company may, in its sole discretion, decide to terminate the registration of the Units offered by the Company.

Determination of Offering Price	An investment in our common stock and warrants is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 8.

The Board of Directors arbitrarily determined the offering of the 10,000,000 Units, at the offering price of $5.00 per Unit, as well as the warrants, and the exercise prices of the warrants offered with each Unit.

As the offering price is not based on a specific calculation or metric the price has inherent risks – See “Risk Factors”.

SELECTED FINANCIAL DATA

The following tables present the Company’s selected financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” and our financial statements included elsewhere in this prospectus.

The data below for the period ended June 30, 2023 and 2022 has been derived from the unaudited condensed consolidated financial statements of the Company, and for the years ended December 31, 2022 and 2021 that has been derived from the audited consolidated financial statements of the Company for such years, which are included in this prospectus. The Company’s consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

The Company’s historical results included below are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with the Company’s consolidated financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Crown Equity Holdings, Inc.” contained elsewhere herein.

The following table represents the Company’s selected consolidated balance sheet data as of June 30, 2023, and December 31, 2022 and 2021, respectively:

Selected consolidated balance sheet data:

	June 30, 2023	December 31, 2022	December 31, 2021
Current assets	$3,165	$2,390	$593,265
Total assets	$3,680	$5,437	$603,285
Current liabilities	$1,421,789	$1,385,768	$1,274,429
Total liabilities	$1,421,789	$1,385,768	$1,276,843
Total liabilities and stockholder’s deficit	$3,680	$5,437	$603,285

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The following table represents the Company’s selected consolidated statements of operations and comprehensive (loss) income for the six months ended June 30, 2023 and 2022, and for the years ended December 31, 2022 and 2021:

Selected consolidated statements of operations data:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2023	2022	2022	2021
Revenue	$-	$557	$785	$4,177
Revenue – related party	-	2,150	2,150	11,483
Total Revenue	-	2,707	2,935	15,660

Operating expenses
Depreciation	1,992	4,043	7,513	5,485
General and Administrative	34,314	250,464	473,999	507,958
Total Operating Expenses	36,306	254,507	481,512	513,443
Net Operating Income (Loss)	(36,206)	(251,800)	(478,577)	(497,783)

Other (expense)
Interest expense	(1,472)	(1,438)	(4,213)	(5,466)
Gain on Forgiveness of Debt	-	-	-	4,101
Debt Discount Amortization	-	-	-	(14,805)
Gain (Loss) on Stocks Held or Sold	-	(252,568)	(252,568)	65,168
Other Income (Expense)	-	(4,616)	(4,617)	(2,008)
Total other expense	(1,472)	(258,622)	(261,398)	46,990
Net (loss)	$(37,778)	$(510,422)	$(739,975)	$(450,793)

The Company had total revenues of $0 for the six months ended June 30, 2023, and total revenues of $2,707 for the six months ended June 30, 2022. We had net loss of $37,778 for the six months ended June 30, 2023, and $510,422 for the six months ended June 30, 2022, respectively. We had total assets of $3,680 and $5,437 as of June 30, 2023 and December 31, 2022, respectively.

RISK FACTORS

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Investing in our securities involves a high degree of risk.

You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our financial condition, results of operations, business, and prospects. In such an event, the market price of our securities could decline, and you could lose all or part of your investment. In addition to the additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us, this plan contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors set forth below. Any of the following risks could adversely affect our business, financial condition, and results of operations.

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We compete with other on-line news publications.

Our future success will depend on our ability to increase and enhance our market position by: (1) delivering news and information globally; (2) transform our readership into possible consumers of the Company’s other products and services and (3) increasing our online visibility.

Investing in our securities involves a high degree of risk.

You should carefully consider and evaluate all the information contained in this prospectus, the accompanying prospectus, and the documents that we incorporated by reference into this prospectus and accompanying prospectus before you decide to purchase our securities. You should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly, and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

We have experienced net losses and negative cash flows from operating activities and can expect such losses and negative cash flows to continue in the foreseeable future.

In Note 2 of our financial statements, our Independent Registered Public Accounting Firm has raised substantial doubt as our ability to continue as a going concern is dependent upon raising capital from financing transactions and future sales. The financial statements in this registration statement have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to adapt to changing market conditions, client requirements or emerging industry standards, our business could be adversely affected.

Because of inherent limitations, a system of internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to change in conditions.

These broad market fluctuations may adversely affect the market price of our common stock. In addition, if our operating results differ from our expectations, or the expectations of equity research analysts or investors, the price of our common stock could decrease significantly.

The Note 2 of our financial statements from our auditor discloses that there is substantial doubt as to our ability to continue as a going concern, which, if we ceased to be able to continue operations, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 2 of our financial statements discloses a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless.

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We have a limited operating history, with cumulative losses. If losses continue, it could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not a sufficient amount of gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus; we could continue to experience losses in the future. Our accumulated deficit through December 31, 2022 was $14,156,842. The accumulated deficit period ending June 30, 2023 was $14,194,620. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

The nature of our business depends on several factors.

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to a significant downturn in the media industry, fluctuating customer demand, delay or timing of disseminating, information and selling product mix and price competition. The failure to achieve quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Although we believe the funds that we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of December 31, 2022, our cash balance was $2,930. As for the period ended June 30, 2023, our cash balance was $3,165. We do not have sufficient cash to indefinitely sustain operating losses but believe we can generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be enough to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

The public market for our common stock currently exists but it is thinly traded, and a broad active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been thin trading in the public market for our common stock. A broad active trading market still may not develop and, even so, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we may be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. If we are classified as a ‘penny stock’, that classification makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market.

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Investing in a penny stock has inherent risks, affecting both brokers, buyers, and sellers, which could cause the marketability of your stock to be less than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worthless, liquid, and investors may not be able to market their shares effectively.

Investors are not able to cancel the subscription agreements they signed, therefore losing any chance to change their minds.

Once the Company receives an investor’s subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $5.00 per unit was determined arbitrarily by our Board of Directors. Your investment may not be worth as much as the offering price because of the method of its determination.

The Board of Directors arbitrarily determined the offering price for the offer at $5.00 per unit. As the offering price is not based on a specific calculation or metric, the price has inherent risks; therefore, your investment could be worth less than the offering price.

There are inherent risks of being a public company, such as regulatory filings, costs associated with regulatory matters which include audits and legal. These deadlines and the costs of regulatory requirements could cause diversion from the business itself, which causes the value of your investment to decline.

There are inherent risks in being a public company including regulatory filings which have deadlines, costs associated with these regulatory requirements which include audit, legal and significant time of management. The failure of management to deal with these requirements on a timely basis or the inability of the company to be able to afford to pay for them could cause the value of the business, and therefore your investment, to lose value or even become worthless.

There are industry risks such as a low barrier of entry, no licensing requirements, and competition from various aspects of the publishing industry, all of which could affect our sales and if they negatively affect our sales, your investment could go down in value or even disappear altogether.

There are risks in our industry including a low barrier of entry meaning that it does not take a lot of capital to get started, there are no regulatory requirements. If any of these risks flow to our Company in reduced sales and/or higher costs, your investment could go down in value or even become worthless.

The Company relies on the services provided by the key officers and the loss of officers could adversely affect the Company and therefore could adversely affect the value of your investment.

The services provided by the Company’s CEO/President and certain officers are currently a key factor to maintain the strength of its administrative and technology capabilities. The loss of any of them could have a material adverse effect on the Company, while a replacement is being appointed by the board of directors. We do not maintain any key man life insurance on any officer.

Additional Crown Equity’s risk factors are disclosed within the following Special Note Regarding Forward-Looking Statements.

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Impact of coronavirus pandemic

This negatively affected the U.S. and global economy, disrupted global supply chains, significantly restricted travel, and transportation, resulted in mandated closures and orders to “shelter-in- place” and created significant disruption of the financial markets during 2020, 2021 and into 2022. In May 2023 the World Health Organization declared that COVID-19 no longer represents a global public health emergency of international concern, but the effects of the pandemic are still being felt in the form of COVID-19 infections.

The coronavirus pandemic outbreak caused major disruptions to businesses and markets worldwide. Though the Company cannot predict what the long-term effects of the pandemic and the resulting economic disruptions may have on the results of operations. The extent of the effect of the pandemic on our liquidity and results of operations will depend on future developments, including the duration, spread and intensity of a future pandemic, and governmental, regulatory, and private sector responses, all of which are uncertain and difficult to predict.

We are selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we are capable of selling all, or any, of our Ordinary Shares offered hereby.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to:

☐	the possibility that certain tax benefits of our net operating losses may be restricted;

☐	the inability to carry out plans and strategies as expected;

☐	limitations on the availability of sufficient credit or cash flow to fund our working capital needs and capital expenditures and debt service;

☐	difficulty in fulfilling the terms of our convertible note payables, which could result in a default and acceleration of our indebtedness under our convertible note payables;

☐

the possibility that we issue additional shares of common stock or convertible securities that will dilute the percentage ownership interest of existing stockholders and may dilute the book value per share of our common stock;

☐	the relatively low trading volume of our common stock, which could depress our stock price;

☐	competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects;

☐	a general reduction in the demand for our services;

☐	our ability to enter into, and the terms of, future contracts;

☐	uncertainties inherent in estimating future operating results, including revenues, operating income or cash flow;

☐	complications associated with the incorporation of new accounting, control, and operating procedures;

☐	the recognition of tax benefits related to uncertain tax positions;

☐	our ability to timely and effectively scale and adapt our existing technology and network infrastructure;

☐	our ability to maintain an adequate rate of revenue growth;

☐	the effects of increased competition in our market;

☐	our ability to effectively manage our growth;

☐	to maintain, protect and enhance our brand and intellectual property;

☐	the attraction and retention of qualified key personnel; and

☐	other risk factors included under “Risk Factors” in this prospectus.

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These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We currently intend to use the net proceeds to us from this offering for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, auditor, legal, administrative employees, contractors, news feeds, continued website development and maintenance to enhance our infrastructure, and capital expenditures. We estimate the following uses but reserve the right to reallocate the category uses or to use them in the way the Officers and Directors deem the best use.

We expect the net proceeds from this offering to be approximately $49.7 million assuming the offering price of $5.00 per unit, minus offering expenses payable by us. The directors and officers will not receive any proceeds from their efforts in units sold.

We intend to use the net proceeds of the initial public offering as follows:

•

approximately 23% of the proceeds will be allocated to research and development, with a particular focus on developing and optimizing devices and software needed for a network for various online applications for platform development. This includes gaining a deep understanding of the workflows and processes of different industries in order to improve and upgrade traditional methods through the integration of devices and software. Our efforts will also include the development of cloud platforms, the integration and advancement of artificial intelligence, and the exploration of more efficient ways to scale up platforms and the people to maintain it; and

•

approximately 22% of the proceeds will be dedicated to marketing and promotion. We also plan to expand with Search Engine Optimization, Pay-per-click advertising, Email marketing, Social media, and Video marketing, Content writers as well as Alliances and Sponsorship; and

•

approximately 20% of the proceeds will be used to hire news and information articles writers, as well as editors and sales representatives, to accelerate growth of business sites visitors and revenues.

•	approximately 35% of the proceeds will be used for corporate overhead incurred cost for administrative side of the corporation.

We estimate that the net proceeds to the Company from the sale of the units offered are as follows:

•	an estimated offering expenses payable by us of approximately 1% being deducted, the low point will be approximately $9,883,510 received from the 2,000,000 units sold;

•	an estimated offering expenses payable by us of approximately 0.8% being deducted, the mid-point will be approximately $24,783,510 received, based upon the selling of 5,000,000 units;

•	an estimated offering expenses payable by us of approximately 0.5% being deducted, the maximum will be approximately $49,733,510 received, based upon the selling of 10,000,000 units;

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assuming an offering price of $5.00 per unit, as set forth on the cover page of this prospectus.

Category	Low Point (1) 2,000,000 Units	Mid-Point (2) 5,000,000 Units	Maximum (3)10,000,000 Units

Devices, Software Programs and Network and Platform Development	$2,250,000	$5,700,208	$11,438,708
Marketing, Advertisement, Promotion and Search Engine Optimization	$2,234,000	$5,452,372	$10,941,372
Wages – New Hires	$1,940,282	$4,956,702	$9,946,702
General Corporate Overhead	$3,459,228	$8,674,228	$17,406,728
TOTAL	$9,883,510	$24,783,510	$49,733,510

(1)	Assumes that we only raise 20% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $50,000,000.

(2)	Assumes that we only raise 50% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $50,000,000.

(3)

Assumes that we raise the full amount of our Maximum Offering hereunder, or $50,000,000. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $50,000,000.

The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors.

We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements toenter into any acquisitions or investments. None the less, we do have four additional “doing business as” endeavors that can stand on its own merits, as well as with CRWE WORLD that may be considered. We will have broad discretion over the uses of the net proceeds in this offering.

DETERMINATION OF OFFERING PRICE

The Company arbitrarily determined the offering price for the offering of $5.00 per unit. As the offering price is not based on a specific calculation or metric, the price has inherent risks and therefore your investment could be worth less than the offering price.

MARKET PRICE OF COMMON STOCK

Our common stock is quoted for trading on the Pink Open Market as “OTC PINK:” with the symbol “CRWE”. The following table sets forth the high and low bid prices for our common stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Period		High	Low
	Year 2023
1st Qtr. 2023		1.55	0.75
2nd Qtr. 2023		0.88	0.37
	Year 2022
1st Qtr. 2022		1.55	0.75
2nd Qtr. 2022		1.25	0.54
3rd Qtr. 2022		5.25	1.00
4th Qtr. 2022		4.50	1.00
	Year 2021
1st Qtr. 2021		3.96	1.00
2nd Qtr. 2021		3.25	1.00
3rd Qtr. 2021		2.49	1.00
4th Qtr. 2021		2.39	1.50

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DIVIDEND POLICY

The Company has never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant.

CAPITALIZATION

Authorized Capital. The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 470,001,000 shares, consisting of (i) four hundred fifty million (450,000,000) shares of Common Stock, par value $.001 per share (“Common Stock”), and (ii) twenty million, one thousand (20,001,000) shares of Preferred Stock, par value $.001 per share (“Preferred Stock”), of which one thousand (1,000) shares shall be designated as Series A Preferred Stock, par value $.001 per share.

The following summary describes our capital stock as in our Amended and Restated Articles of Incorporation.

1.	Common Stock.

a. Dividends. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders and subject to any other conditions that may be fixed in or pursuant to the provisions of this Article IV, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock out of assets which are legally available therefore. Any such dividends shall be divided among the holders of the Common Stock on a pro rata basis.

b. Liquidation. In the event of any liquidation of the corporation, after payment or provision for payment of the debts and liabilities of the corporation and after distribution to the holders of Preferred Stock of the amounts fixed in or pursuant to the provisions of the company’s Restated Article IV, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders. Any such assets shall be divided among the holders of Common Stock on a pro rata basis.

c. Voting. Except as may otherwise be required by law and subject to the rights of the holders of Preferred Stock fixed in or pursuant to this Article IV, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote of the stockholders.

2.	Preferred Stock.

a.

General. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have any designations and powers, preferences and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed in this Article IV and in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter prescribed (a “Preferred Stock Designation”).

b.

Authority of Board of Directors; Preferred Stock Designation. In addition to the series of Preferred Stock authorized pursuant to paragraph 4 of this Article IV, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

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(1)

whether or not the series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(2)	the number of shares to constitute the series and the designations thereof;

(3)	the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any series;

(4)

whether or not the shares of any series shall be redeemable at the option of the corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(5)

whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

(6)

the dividend rate, whether dividends are payable in cash, stock of the corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(7)

the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

(8)

whether or not the shares of any series, at the option of the corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9)	any other special rights and protective provisions with respect to any series that the Board of Directors may deem advisable.

c.

Separate Series; Increase or Decrease in Authorized Shares. The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects and in any other manner. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series. Unless otherwise provided in the Preferred Stock Designation, the Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of Preferred Stock.

3.	Series A Preferred Stock.

There shall be authorized a series of Preferred Stock which shall have the designation and powers, preferences and rights, and qualifications, limitations, and restrictions thereof, set forth in this Article IV. The designation of this series of Preferred Stock (“Series A Preferred Stock”) shall be “Series A Preferred Stock”, and the total number of authorized shares of such series shall be 1,000. Subject to the provisions of the Certificate of Incorporation, such number of shares may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such series then issued and outstanding, plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, warrants or rights or the conversion or exchange of outstanding indebtedness or other securities issued by the corporation. Shares of Series A Preferred Stock shall have no dividend, voting or other rights except for the right to elect Class I Directors as set forth below.

The Board of Directors shall be divided into two classes of directors, Class I Directors and Class II Directors, all of whom shall be eligible for election at each annual meeting of the stockholders. The Board of Directors shall have the right to fix the number of directors from time to time, provided that the number of Class I Directors shall always be equal to the number of Class II Directors plus one. The Class I Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series A Preferred Stock voting together as a single class and the Class II Directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class. To the extent that no shares of Series A Preferred Stock are issued and outstanding, then all directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class.

Our common stock is listed (OTC PINK: CRWE)

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DILUTION

If you purchase units in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of the year ended June 30, 2023 was $(0.10) per share. The projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $5.00 per share, after deducting estimated offering expenses), our projected book value as of June 30, 2023 would be:

$9,986,396 or $0.55 per share, if the lower amount is sold,

$24,978,896, or $1.28 per share if the midpoint amount is sold, and

$49,969,396 or $2.07 per share, if the maximum is sold.

This means that if you buy stock in this offering at $5.00 per unit, you will pay substantially more for the common shares that you received than the current market price of the stock. The following represents your dilution:

•

if a lower amount of 2,000,000 shares is sold, a decrease in book value to our new shareholders will take effect immediately from $5.00 to $0.55 per share, resulting in a dilution to the new shareholders of $4.45 per common share.

•

if a lower amount of 5,000,000 shares is sold, a decrease in book value to our new shareholders will take effect immediately from $5.00 to $1.28 per share, resulting in a dilution to the new shareholders of $3.72 per common share.

•

if a lower amount of 10,000,000 shares is sold, a decrease in book value to our new shareholders will take effect immediately from $5.00 to $2.07 per share, resulting in a dilution to the new shareholders of $2.93 per common share.

The following table illustrates this per share dilution:

	Low Point (2,000,000 Units Sold in Offering)	Mid-Point (5,000,000 Units Sold in Offering)	Maximum (10 000 000 Units Sold in Offering)

Assumed public offering price per share	$5.00	$5.00	$5.00
Book value as of June 30, 2023 per share	$(0.10)	$(0.10)	$(0.10)
Projected book value after this offering per share	$0.55	$1.28	$2.07
Increase attributable to new shareholders per share	$0.73	$1.38	$2.17
Projected book value as of June 30, 2023 after this offering per share	$0.55	$1.28	$2.07
Decrease to new shareholders per share	$4.45	$3.72	$2.93
Percentage dilution to new shareholders per share	89%	74%	58%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations with our unaudited consolidated financial statements as of and for the six months ended June 30, 2023 and 2022 (the “Interim Financial Statements”) and our audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021 (the “Annual Financial Statements”), together with the related notes thereto included elsewhere in this prospectus. The discussion and the analysis should also be read together with the information set forth in the section entitled “Business.” The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

The Company will continue to search for additional areas in which it can generate revenue to reap the benefits and rewards of being profitable, but there can be no guarantee that profitability will be achieved in the near or long-term future.

The Company will attempt to carry out its business plan, which is to continue building its network of online publishing sites, as well as continuing to provide consulting and services to its clients on an as-needed basis. These services include general and financial management to private and public companies with an emphasis on their financial reporting and filing requirements. Such services are subject to the needs of its clients and may vary by company. The Company cannot predict to what extent its lack of liquidity and capital resources will hinder its business plan.

Liquidity and Capital Resources

Since inception, the Company's most significant change in liquidity or capital resources or stockholders' equity has been receipts of proceeds from offerings of its capital stock. The revenue transaction does not reflect the ability of the Company to fund itself without outside sources in the future. In the past, officers and directors of the Company have lent or advanced monies to the Company to fund operations, there are no formal agreements or arrangements for them to continue to do so. As of December 31, 2022, the Company had $2,930 in cash, which includes $649.71 held in brokerage accounts and $0.00 of long-term debt. As of the period ending June 30, 2023, the company had $3,165 in cash, which includes $649.71 held in brokerage accounts and $0 of long-term debt.

As of June 30, 2023, Crown Equity had current assets of $3,165 and current liabilities of $1,421,789 resulting in a working capital deficit of $1,418,624. Net cash used by operating activities for the six months ended June 30, 2023, was $39,372 compared to net cash used of $50,779 for the same period in 2022.

Net cash provided by investing activities was $0 and $37,000 for the six months ended June 30, 2023, and 2022, respectively.

Net cash provided by financing activities during the six months ended June 30, 2023, was $39,607 compared to net cash provided of $16,077 for the same period in 2022. For the six months ended June 30, 2023, we borrowed $43,900 from related parties compared to $14,500 for the same period in 2022.

Our existing capital may not be sufficient to meet Crown Equity's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended. This condition raises substantial doubt as to Crown Equity's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Crown Equity is unable to continue as a going concern.

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NEED FOR ADDITIONAL FINANCING

The Company's existing capital may not be sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any funds will be available to the Company to allow it to cover its expenses.

The Company might seek to compensate providers of services by issuances of stock in lieu of cash.

RESULTS OF OPERATIONS

Six months ended June 30, 2023, Compared to the Six months ended June 30, 2022

For the six months ended June 30, 2023, revenues were $0 and $2,707 for the same period in 2022.

Revenues for the six months period ended June 30, 2023 were significantly lower compared to the same period in 2022, which was cause to there being no revenue earned through any of the services offered by the Company, such as advertising, click based and impressions ads on its web sites, as well as the publishing, and distribution of press releases, or the use of the company’s server services. Since the discovery of some software server functioning errors, the Company has focused its attention on performing assessments and correcting its findings, being that its web the primary source for its services.

Operating expenses were $36,306 for the six months ended June 30,2023 which was lower than $254,507 for the same period in 2022.

Other income(expenses) for the six-month period ended June 30, 2023 were ($1,472) and $258,622 for the same period in 2022. The decrease in other expenses was primarily due to a decrease in Gain (loss) on Stocks Held or Sold.

Interest expenses for the six months ended June 30, 2023 and 2022 were $1,472 and $1,438, respectively.

OPERATING EXPENSES

The total operating expenses were $36,306 for the six months ended June 30, 2023 compared to $254,507 for the same period in 2022, which was primarily caused by the Company having a much lower general and administrative expenses.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained M&K CPAS, PLLC as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting Company” as defined by Item 12b-2 of the Securities Exchange Act of 1934 (the “exchange act”), and we are not required to provide information required under this Item.

DESCRIPTION OF BUSINESS

Overview

CRWE WORLD is a Crown Equity Holdings, Inc. online business that engages local, state, national, and global consumers daily with its worldwide business-focused digital publishing company platform. It is designed to disseminate news and press releases received from various sources and present them in one location for easy viewing, making the company’s site an efficient way of keeping its worldwide business-related and general public market readership informed with news from one site.

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CRWEWORLD (a Crown Equity Holdings, Inc. Company

featured on NASDAQ billboard in Times Square. (Year:2017)

People use the CRWE WORLD digital online media site on their electronic devices, including smartphones, laptops, and pads to stay connected and keep up to date as much as possible with the relevant information in their respective industries, which is not always easy to do. CRWE WORLD goal is to give people the ability to read through the latest news stories that impact individuals or their businesses, all from one convenient location, so there is no need to search dozens of websites hoping to find the news they want.

People can use CRWE WORLD, a news aggregator platform to handle the busywork and places the information desired at their fingertips to discover what is happening in the business world around them. As the saying goes, “knowledge is power,” news aggregators are an excellent way to obtain information in one location.

As digital publishing continues to expand and grow, a person only has to get to the site and select the news that the indivisual is interested in reading. CRWE WORLD is finding success by casting a business-related news site to the financial market segments.

CRWE WORLD also creates engagements by providing readers with the ability to create and share news, stories, and events from or within their communities.

CRWE WORLD is built on the assumption that while there are still plenty of print and online publications available, its primary focus is publishing news and various types of business-related news in one place, unlike most aggregated publishers. CRWE WORLD is using its niche of being primarily business-related news. Although the Company does not generate revenue directly from its users, the Company revenue sources will come from advertisers desiring to engage the Company’s monthly active users for a fee, through the placement of online banners designed for digital advertising, the use of sponsored hyperlinks, pay-per-click, or impressions to drive traffic to their websites for the purpose of increasing their brand and product awareness.

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To build a successful digital media company, it is important to continue diversifying our product portfolio. With more content, employees, and a sales team, Crown Equity Holdings, Inc., believes that there is a significant opportunity to expand the CRWE World’s user and business bases. Industry sources estimate that almost 4.57 billion people were active internet users as of July 2020, encompassing 59 percent of the global population.

Cybersecurity Ventures predicts that there will be more than 7.5 billion internet users by 2030.

Company’s Values:

☐	Integrity in all we do.
☐	Increase shareholders value, build financial strength of our Company, and therefore, prosper as business.

Growth Strategy

Crown Equity Holdings, Inc. has aligned its CRWE World business growth strategy around the two primary constituents of its platform: “users” and “advertisers”.

Advertiser:Crown Equity Holdings, Inc. can increase the value of its platform for advertisers by enhancing the advertising services and making our platform more accessible.

Mobile Applications:Given the growth of mobile commerce, it’s become increasingly important for businesses to focus their efforts on mobile marketing. Therefore, the Company plans to develop mobile applications to drive user adoption.

Product Development: The Company is to continue building and acquiring new technologies to develop and improve its products and services and make the platform more valuable and accessible to people around the world. Crown Equity Holdings Inc. also plans to continue its focus on making the CRWE WORLD simple and easy to use, particularly for new users.

Targeting: The Company plans to continue improving the targeting capabilities of its advertising services.

Opening the Company Platform to Additional Advertisers:The Company believes that advertisers outside of the United States represent a substantial opportunity, and we plan to invest in increasing advertising revenue from international advertisers, including by launching our self-serve advertising platform in selected markets.

New Advertising Formats:The Company intends to develop new and unique advertising formats for advertisers.

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Competitive Advantage

Benefits of specialization include greater economic efficiency, consumer benefits, and opportunities for growth for competitive sectors.

The internet contains an unending stream of information and data at all times, with so much information available from some of the most popular news aggregators sources, including Feedly, Google News, Alltop, and Flipboard, which can get overwhelming when searching for up-to-date information within a selected industry. Therefore, CRWE WORLD aims to specialize in providing business information in a specific field, so its readership can limit their search to one source within the aggregated news industry. The Company believes that as it specializes, it will automatically gather a higher perception of authority in the marketplace.

 Here are a few examples of natural evolutions in specialization:

•	Real estate agent to buyer’s agent

•	General auto mechanic shop to quick oil change shop

•	Business consultant to marketing consultant

The Company plans to specialize in aggregating business press releases and news, focusing on providing that value for its   readerships and clients.

Other Products and Services

Crown Equity Holdings, Inc., in addition to CRWE World, it owns the following online sites:

iB2B Global (ib2bglobal.com), an online e-commerce marketplace that is near completion, will offer a trusted platform to enable businesses to transform the way they market, sell, and operate. The Company will provide the technology infrastructure and marketing reach to help merchants, brands, and other businesses, as well as consumers, to leverage the power of the internet to engage with their users and customers and operate in a more efficient way to sell merchandise. The site is designed for business-to-consumer (B2C) buying and selling fashion accessories, tools, grooming products, electronics, furniture, home goods, and much more over the internet, and for business-to-business (B2B) merchandise through the iB2B Global web portal internationally. In fact, anything that is legally sellable may be sold through iB2B Global.

The Company will generate its revenues from memberships, percentages from products and advertisements.

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CRWE Press Release (crwepressrelease.com) is a digital news and press release business that provides publishing and distribution as a solution for online written communication in reference to businesses for the purpose of announcing something that is newsworthy. CRWE Press Release disseminates full-text press releases from public companies, privately owned businesses, and organizations through “CRWE WORLD” online network of news and information publications.

As the company gains market share, CRWE Press Release aims to distribute information to other news media outlets, financial markets, disclosure systems, investors, information web sites, databases, bloggers, social networks, and other audiences.

CRWETUBE (crwetube.com) is an online video-sharing hosting service that allows users to upload videos to share for exposure, branding, marketing, and advertising purposes. The business will generate its revenue through advertisements from all video content being viewed.

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CRWETECH (crwetech.com) is an IT/technology business that is offering its dependable IT support, web hosting,  web design, server maintenance, and other services to businesses in various professions, as the IT world grows more complex as technology evolves. The business is presently in the process of establishing new services involving cloud computing to its line of services in providing web development and designing, as well as mobile applications, server maintenance, and web hosting.

MANAGEMENT

The following table sets forth the names and ages of all directors and executive officers of the Company and all persons nominated or chosen to become a director, indicating all positions and offices with the Company held by each such person and the period during which they have served as a director:

The principal executive officers, and directors of the Company as of June 30, 2023, are as follows:

Name	Age	Positions Held and Tenure

Mike Zaman	66	Chairman since 11/2013; appointed President/CEO since 7/2015

Kenneth Cornell Bosket	70	Director since 06/2008; appointed to CFO since 6/2016

Montse Zaman	48	Director, Secretary and Treasurer since 02/2008

Shahram Khial	72	Director, Vice President of Marketing since 08/2020

Mohammad Sadrolashrafi	67	Director, Vice President of Operations since 08/2020

Jamie Hadfield	45	Director, Marketing/Merger and Acquisition Officer since 10/2021

There are no family relationships between or among any Officers and Directors except that Mike Zaman and Montse Zaman are husband and wife.

The Directors named above will serve until the next annual meeting of the Company's stockholders. Thereafter, Directors will be elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the Directors and Officers of the Company and any other person pursuant to which any Director or Officer was or is to be selected as Director or Officer of the Company.

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The Directors and Officers of the Company will devote their time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which each will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

The Company has no audit or compensation committee.

Business Experience: The following is a brief account of the business experience of the directors and executive officers, indicating their principal occupations and employment during that period, and the names and principal businesses of the organizations in which such occupations and employment were carried out.

MIKE ZAMAN - Mike Zaman is the Chairman, President and CEO of the company. He was born in Tehran, Iran and moved to Florida in the 1980’s where he attended Florida International University to study Computer Science. Since becoming a U.S. citizen, he has been a corporate, marketing and sales consultant for many numerous companies and has advised or consulted in the process of mergers, acquisitions, as well as the raising of capital for private and public entities. He was appointed as the Company’s Chief Marketing Officer in October of 2013.

KENNETH CORNELL BOSKET - Kenneth Cornell Bosket is a director and CFO of the Company. Mr. Bosket has been a member of the Company’s team since June, 2008. Mr. Bosket retired in 2004 after 30 years with Sprint (Telecommunication Division). Mr. Bosket is a former Board Member and President of Bridge Counseling Associates, a mental health and substance abuse service company. His experience includes implementing appropriate procedures for positioning his organization's goals with successful teaming relationships, marketing and over 30 years of extensive customer service, as well as managing various departments, and being a western division facilitator working directly for a President of Sprint. Mr. Bosket earned a Masters of Business Administration from the University of Phoenix and a Bachelor's of Business Administration from National University.

MONTSE ZAMAN - Montse Zaman is the corporate secretary of the Company. She worked for Zaman & Company, a private business consulting firm, as an administrative assistant. In 2008, she joined the Company. Ms. Zaman has extensive organizational experience. She has a Bachelor degree in Communications from the Instituto Superior De Ciencia Y Tecnologia A.C. in Mexico.

SHAHRAM KHIAL – Shahram Khial, Ph.D. has sound interpersonal communication skills in several languages, effective interfacing with health care institutions, communities, organizations and industries, public and private sectors within all levels of management. Mr. Khial has served on the board of directors of several private and publicly held corporations. He earned a Bachelor’s degree in Law and Political Sciences and a Maters of Public Administration Program from the University of Tehran in Tehran, Iran. Mr. Khial received his Ph.D. in Educational Administration from the University of Utah in Salt Lake City, Utah.

MOHAMMAD SADROLASHRAFI – Mohammad Sadrolashrafi P.E. has multi-disciplinary managerial, administrative and technical experience, as well as having the people kills to manage, negotiate, plan, design and to achieve the company’s strategic goals. Mr. Sadrolashrafi received his Civil Engineering, Associate Degree in Science from Northern Virginia Community College in Annandale, VA and a Civil Engineering, Bachelor of Science degree from the University of Nevada at Reno, in Reno, NV.

JAMIE HADFIELD - Jamie Hadfield is a healthcare professional with sound interpersonal communication skills, as well as a well-rounded balanced and effective individual with various managerial skills to achieve the company’s strategic goals. Jamie earned her Master’s degree in business administration from Webster University, Saint Lewis, Missouri and received her Bachelors of Science Nursing from the Regents College, Albany, New York.

Code of Ethics

The Company previously adopted a Code of Ethics in 2004. The Company has revised the Code of Ethics and is adopting a new Code of Ethics which applies to its directors as well as to its officers including its principal executive officer, principal financial officer, and principal accounting officer. A copy of the Code of Ethics is attached as an Exhibit to this Report and is also available on the Company’s website, crownequityholdings.com. A copy of the Code of Ethics is also available at no charge to anyone who may send a request in writing to the Company, addressed to its CEO.

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EXECUTIVE COMPENSATION

During the fiscal period 2022, the Company recorded aggregate compensation of $467,850 due to officers and directors. As of December 31, 2022, the outstanding balance due to officers and directors was $1,052,300.

During the fiscal period 2022, the Company paid its officers and directors an aggregate of $16,050. Some directors made the decision to serve as officers and/or directors without compensation upon appointment. During the period ending June 30, 2023 there were no directors serving with compensation.

The following tables sets for the compensation for all officers and directors during the past three years:

	Annual compensation				Long-term compensation
					Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Restricted stock award(s) ($)	Securities under- lying options/ SARs (#)	Payouts LTIP payouts ($)	All other compen- sation ($)	Total Compensation
Kenneth Cornell Bosket	2022	60,000	-	-	-	-	-	-	60,000
CFO, Director	2021	60,000	-	-	-	-	-	-	60,000
	2020	60,000	-	-	-	-	-	-	60,000

Montse Zaman	2022	50,000	-	-	-	-	-	-	50,000
COO, Director	2021	60,000	-	-	-	-	-	-	60,000
	2020	60,000	-	-	-	-	-	-	60,000

Mike Zaman	2022	240,000	-	-	-	-	-	-	240,000
CEO, Director	2020	240,000	-	-	-	-	-	-	240,000
	2019	240,000	-	-	-	-	-	-	240,000

Vinoth Sambandam	2022	12,000	-	-	-	-	-	-	12,000
CTO	2021	12,000	-	-	-	-	-	-	12,000
	2020	21,756	-	21,756	-	-	-	-	43,512

Shawn Jones	2022	500	-	-	-	-	-	-	500
	2021	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-

The directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at a meeting of the Board of Directors.

The Company has no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company's directors or executive officers.

The Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any executive officer or director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such executive officer's employment, or from a change-in-control of the Company, or a change in such executive officer's responsibilities following a change-in-control and the amount, including all periodic payments or installments where the value of such compensation or remuneration exceeds $100,000 per executive officer.

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During the last completed fiscal year, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no written employment agreements.

In December 2007, the Company adopted the Crown Equity Holdings, Inc. Consultants and Employees Stock Plan for 2007. Under the Plan, 50,000 shares are reserved for issuance to employees, officers, directors, advisors, and consultants. As of December 31, 2013, 28,855 shares had been issued under the Plan. During 2014, an additional 20,500 shares were issued under the Consultants and Employees Stock Plan.

In October 2014, the Company adopted a new Crown Equity Holdings, Inc. Consultants and Employees Stock Plan for 2014. As of December 31, 2014 through March 31, 2023 no shares were issued from this plan.

Termination of Employment and Change of Control Arrangement. Except as noted herein, the Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any individual named above from the latest or next preceding fiscal year, if such plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company, or from a change in control of the Company or a change in the individual's responsibilities following a change in control.

RELATED PARTY TRANSACTIONS

The Company is provided office space by one of the officers and directors at no charge. The Company believes that this office space is sufficient for its needs for the foreseeable future.

On January 11, 2023, the Company entered into a convertible promissory note with Mike Zaman in the amount of $1,100 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $1,100.

On January 23, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,500.

On January 31, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $1,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $1,000.

On February 14, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $10,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $10,000.

On March 23, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $18,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $18,000.

On May 08, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $5,800 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $5,800.

On June 02, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,500.

On June 20, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $3,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $3,000.

The Company periodically advanced operating funds from related parties with convertible notes payable. As of June 30, 2023, total convertible notes and non-convertible notes from related parties were $38,800 and $30,900 respectively. The Company periodically advanced funds to cover account payables by direct payment from related parties.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not required to be filed with the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 31, 2023; and

•

our Quarterly Reports on Form 10-Q for the period ended March 31, 2023 and the period ended June 30, 2023, filed with the Securities and Exchange Commission on May 15, 2023, and August 14, 2023 respectively.

Additionally, all documents filed by us with the SEC after the date of the initial filing of the registration statement to which this prospectus relates and prior to effectiveness of such registration statement, and the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC.

Such a request may be sent to the CFO, at 11226 Pentland Downs Street, Las Vegas, NV 89141 or at his email address ken@crownequityholdings.com. The Registrant’s web page is crownequityholdings.com and the reports may also be found on the SEC website at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCK MATTERS

There were 13,385,047 shares of the Company' common stock issued and outstanding on June 30, 2023. There are 20,001,000 shares of preferred stock, par value $.001, of which 1,000 are designated as Series A. The 1,000 Series A preferred shares are outstanding on June 30, 2023. No other Preferred Shares are outstanding on June 30, 2023. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Report, holds or record or is known by Management to own beneficially more than five percent (5%) of the Common Shares of the Company and, in addition, by all directors and officers of the Company individually and as a group.

Preferred Stock

Names and Addresses	Number of Preferred Shares Owned Beneficially	Percent of Preferred Beneficially Owned Shares

Mike Zaman (1)	1,000	100%
11226 Pentland Downs Street
Las Vegas, NV 89141

(1)	Denotes Officer and/or Director

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Common Stock

Names and Addresses	Number of Shares Owned Beneficially	Percent of Beneficially Owned Shares

Montse Zaman (1)	16,532	0.12%
11226 Pentland Downs Street
Las Vegas, Nevada 89141

Jamie Hadfield (1)	400,000	2.99%
1610 W 100 N 82
St. George, Utah 84770

Mohammad Sadrolashrafi (1)	60,124	0.45%
1160 S Nevada Street
Carson City, Nevada 89703

Shahram Khial (1)	22,719	0.14%
15030 Ventura Blvd Ste. 771
Sherman Oaks, California 91403

Kenneth Cornell Bosket (1)	21,022	0.16%
1453 Flintrock Road
Henderson, Nevada 89014

Mike Zaman (1)	10,020,557	74.85%
11226 Pentland Downs Street
Las Vegas, Nevada 89141

All directors and officers as a group	10,535,99,	78.7%

_______________

(1)	Denotes officer or director.

Change in Control. There are no arrangements known to the Company, including any pledge by any person of securities of the Company, which may at a subsequent date result in a change of control of the Company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common stock

The following summary of the material terms of the Company’s common stock is not intended to be a complete summary of the rights and preferences of such securities. Crown Equity Holdings, Inc.’s common stock is governed by the Company’s Certificate of Incorporation, Bylaws, and the Nevada State Corporate Laws. We urge you to read the Company’s Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of common stock.

Authorized Capital: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 470,001,000 shares, consisting of (i) four hundred fifty million (450,000,000) shares of Common Stock, par value $.001 per share (“Common Stock”), and (ii) 20,001,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”), of which one thousand (1,000) shares shall be designated as Series A Preferred Stock, par value $.001 per share. As of June 30, 2023, the Company had 13,385,407 shares of Common Stock outstanding and 1,000 shares of Series A Preferred Stock outstanding. See the section titled “CAPITALIZATION” for a more detailed description of the common and preferred shares.

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General

Crown Equity Holdings, Inc. (the “Company” or “we”) is authorized to issue up to 470,001,000 shares of capital stock, which is 450,000,000 shares of common stock, par value $0.001 per share, and 20,001,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2023, we had 13,385,047 shares of common stock outstanding, as well as 1,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on each matter submitted to a vote of stockholders, including the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be affected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon.

Dividend Rights

The holder of Common stock shall be entitled to receive dividends, which shall be divided among the holders of the common stock on a pro rata basis, if any, is made and declared from time to time by the board of directors on the common stock out of assets which are legally available. Any such dividends shall be divided among the holders of the common stock on a pro rata basis.

Liquidation

In the event of any liquidation of the corporation, after payment or provision for payment of the debts and liabilities of the corporation and after distribution to the holders of Preferred stock of the amount fixed in or pursuant to provisions, the holder of Common stock shall be entitled to receive all the remaining assets of the corporation, tangible, and intangible on a pro rata basis.

Other Rights

There are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the common stock.

Our common stock is presently quoted on the Pink Open Market as” OTC PINK” of the OTC Markets marketplace under the trading symbol CRWE. Our transfer agent and registrar is Signature Stock Transfer, Inc.

Warrants

Duration and Exercise Price.

The total number of shares registered will be 50,000,000 common shares being comprised of 10,000,000 common shares and 40,000,000 common shares underlying the warrants.

The Company is offering for sale a maximum of 10,000,000 Units at a price of $5.00 per Unit.  Each unit comprises one share of common stock and four warrants to purchase, with each warrant having the following exercise prices and expire dates:

•	The first of the four warrants are exercisable at $ 7.50 and will expire on December 31, 2024.
•	The second of the four warrants are exercisable at $10.00 and will expire on December 31, 2025.
•	The third of the four warrants are exercisable at $12.50 and will expire on December 31, 2026.
•	The fourth of the four warrants are exercisable at $15.00 and will expire on December 31, 2027.

The four warrants will each as a part of each Unit that comprises one share of Common stock and the four warrants that entitle the holder to purchase one share per warrant of common stock and each share may be transferred separately immediately thereafter,

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Exercisability.

The warrants are exercisable at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant.

Exchange Listing.

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Rights as a Stockholder.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Anti-Takeover Provisions

Our articles of incorporation, bylaws, and the provision of the Nevada Revised Statue (NRS) could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our Company. These provisions are also designed to encourage a person seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

●

Authorized but Unissued Stock. Pursuant to our articles of incorporation and applicable provisions of Chapter 78 of the NRS, the authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

●

Evaluation of Acquisition Proposals. The NRS expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation, or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

●

Control Share Acquisitions. Nevada has adopted a “control share acquisitions” statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances. Our amended and restated articles of incorporation will reflect that we have elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (Sections 78.378 – 78.3793 of the NRS) until immediately following the time at which each of our founders cease to individually beneficially own shares of common stock representing at least 15% of the voting power of our voting stock, and thereafter we will be governed by Sections 78.378 – 78.3793 of the NRS for so long as such provisions apply to us.

●

Combinations with Interested Stockholders. Nevada has adopted a “combinations with interested stockholders” statute designed to prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statute, a corporation may elect not to be governed by these statutes. Our amended and restated articles of incorporation will reflect that we have elected not to be governed by the terms and provisions of Nevada’s “combinations with interested stockholders” statute (Sections 78.411 through 78.444 of the NRS) until immediately following the time at which each of our founders cease to individually beneficially own shares of common stock representing at least 15% of the voting power of our voting stock, and thereafter we will be governed by Sections 78.411 through 78.444 of the NRS for so long as such provisions apply to us.

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PLAN OF DISTRIBUTION

The offering will be sold by the Company’s Officers and Directors.

This is a self-underwritten offering. This Prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass advertising methods such as the internet or print media. Our officers and directors will also distribute the prospectus to potential investors, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Furthermore:

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates will not purchase any Units in this offering.

Terms of the Offering

The Company is offering a maximum of 10,000,000 units. Each Unit consists of one common share and four warrants at a fixed price of $5.00 per Unit. The price of $5.00 per unit is fixed for the duration of the offer. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass advertising methods such as the internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. The offering will terminate when the sale of all 10,000,000 units is completed, or when the board determines it is in the best interest of the Company to close the offering at any time. The subscription proceeds from the sale of the shares in this offering will be payable to Crown Equity Holdings, Inc. and will be deposited and held in an account by the company but it is not a formal escrow or trust account therefore such funds may be available to creditors of the Company.

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

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There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 4.1) and sending it together with payment in full to the Company.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 1,000 Units required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

How to Invest:

Subscriptions for purchase of Units offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the Company; and

2) a check payable to the order of Crown Equity Holdings, Inc. in the amount of $5.00 for each Unit you want to purchase.

Pink Open Market Considerations

We trade on the Pink Open Market, which is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the Pink Open Market. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Pink Open Market.

Although, the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the Pink Open Market has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the Pink Open Market is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade Pink Open Market securities. Investors do not have direct access to the Markets service. For Markets securities, there only has to be one market maker. Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because Pink Open Market board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings.

33

LEGAL MATTERS

The validity of the securities offered by us in this offering will be passed upon for us by Arnold F. Sock, Esquire, Los Angeles, California. Mr. Sock owns warrants to purchase, in aggregate, less than one percent of the outstanding shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of December 31, 2022 of the Company that is included in this prospectus were audited by M&K CPA’s PLLC, independent certified public accountants, as set forth in their report. The financial statements as of June 30, 2023 of the Company included in this prospectus have been reviewed by M&K CPA’s PLLC, independent certified public accountants as well. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Arnold F. Sock, Esquire, Box 25847, Los Angeles, California 90025.

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our Company.

TRANSFER AGENT

The transfer agent of the Company is Signature Stock Transfer, Inc., 16801 Addison Road, Suite #247, Addison, Texas 75001

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Based on their evaluation of our disclosure controls and procedures(as defined in Rule 13a-15e under the Securities Exchange Act of 1934 the “Exchange Act”), our principal executive officer and principal financial officer have concluded that as of the end of the period covered by this quarterly report on Form 10-Q such disclosure controls and procedures were not effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms because of the identification of material weaknesses in our internal control over financial reporting which we view as an integral part of our disclosure controls and procedures. The material weaknesses relate to the lack of segregation of duties in financial reporting, as our financial reporting and all accounting functions are performed by an external consultant with no oversight by a professional with accounting expertise. Our CEO and CFO also do not possess accounting expertise and our Company does not have an audit committee. These material weaknesses are due to the Company’s lack of working capital to hire additional staff. To remedy this material weakness, we intend to engage another accountant to assist with financial reporting as soon as our finances will allow.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a-15 or 15d-15 that occurred during our second quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

34

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, on the website maintained by the SEC. The address of that website is http://www.sec.gov. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the registration statement on Form S-1 of which this prospectus is a part.

In addition, upon the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and the website of the SEC referred to above. We also maintain a website at crownequityholdings.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in or that can be accessed through our website is not a part of, and is not incorporated into this prospectus. Additionally, you may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:

Crown Equity Holdings, Inc.

11226 Pentland Downs Street

Las Vegas, Nevada 89141

(702) 683-8946

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

35

Crown Equity Holdings, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Crown Equity Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Crown Equity Holdings, Inc. (the Company) as of December 31, 2022 and 2021 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial states have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern

Critical Audit Matter Description

As discussed in Note 2 to the consolidated financial statements, the Company had a going concern due to a working capital deficiency, negative cash flows from operations and limited business operations as of December 31, 2022. Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

How the Critical Audit Matter was Addressed in the Audit

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, Texas

March 31, 2023

F-2

CROWN EQUITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

Current assets
Cash	$2,930	$4,320
Investments in trading securities	-	588,945
Total Current Assets	2,930	593,265
Property and Equipment, net	2,507	10,020
Total Assets	$5,437	$603,285

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable and accrued expenses	$145,630	$139,979
Accounts payable and accrued expenses to related party	1,208,740	830,790
Margin loan – Brokerage account	-	263,151
Notes payable to related parties	9,500	3,912
Convertible notes payable to related parties, net of debt discount	19,028	18,428
Current portion of long-term debt	2,870	18,169
Total Liabilities	1,385,768	1,274,429

Non-Current liabilities
Long-term debt	-	2,414
Total Liabilities	1,385,768	1,276,843

Stockholders' deficit
Preferred Stock, 20,001,000 shares authorized, authorized at $0.001 par value, none issued or outstanding	-	-
Series A Convertible Preferred Stock, $0.001 par value, 1,000 shares authorized, 1,000 issued and outstanding at December 31, 2022 and 2021	1	1
Common Stock, 450,000,000 authorized at $0.001 par value; and 13,385,047 and 13,318,642 shares issued and outstanding at December 31, 2022 and 2021	13,384	13,318
Additional paid-in capital	12,763,126	12,729,990
Accumulated deficit	(14,156,842)	(13,416,867)
Total stockholders' deficit	(1,380,331)	(673,558)
Total liabilities and stockholders' deficit	$(5,437)	$603,285

The accompanying notes are an integral part of these financial statements.

F-3

CROWN EQUITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2022	2021

Revenue	$785	$4,177
Revenue – related party	2,150	11,483
Total Revenue	2,935	15,660

Operating expenses
Depreciation	7,513	5,485
General and Administrative	473,999	507,958
Total Operating Expenses	481,512	513,443
Net Operating Income (Loss)	(478,577)	(497,783)

Other (expense)
Interest expense	(4,213)	(5,466)
Gain on Forgiveness of Debt	-	4,101
Debt Discount Amortization	-	(14,805)
Gain (Loss) on Stocks Held	(252,568)	65,168
Other Income (Expense)	(4,617)	(2,008)
Total other expense	(261,398)	46,990
Net (loss)	$(739,975)	$(450,793)

Net (loss) per common share – basic and diluted	$(0.06)	$(0.03)
Weighted average number of common shares outstanding - basic and diluted	13,346,912	12,989,835

The accompanying notes are an integral part of these financial statements.

F-4

CROWN EQUITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	(Deficit)

Balances at December 31, 2020	1,000	$1	12,901,753	$12,902	$3,000	$12,506,375	$(12,966,074)	$(443,796)
Common Stock Issued for Cash, related party	-	-	400,000	$400	$-	$199,600	$-	$200,000
Common stock issued for settlement of AP- related parties	-	-	11,504	$11	$-	$17,245	$-	$17,256
Common Stock Issued for services	-	-	5,385	$5	$(3,000)	$6,745	$-	$3,750
Warrant Subscription	-	-	-	$-	$-	$25	$-	$25
Net loss	-	-	-	-	-	-	(450,793)	(450,793)
Balances at December 31, 2021	1,000	$1	13,318,642	$13,318	$-	$12,729,990	$(13,416,867)	$(673,558)
Common Stock issued for cash	-	-	48,000	48	-	23,952	-	24,000
Common Stock issued for Note Payable Conversion –related parties	-	-	18,405	18	-	9,184	-	9,202
Net loss	-	-					(739,975)	(739,975)
Balances at December 31, 2022	1,000	$1	13,385,047	$13,384	-	$12,763,126	$(14,156,842)	$(1,380,331)

The accompanying notes are an integral part of these financial statements.

F-5

CROWN EQUITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2022	2021

Cash flows from operating activities
Net (loss)	$(739,975)	$(450,793)
Forgiveness of EIDL Advance	-	(4,101)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Depreciation	7,513	5,485
Loss (gain) on brokerage account	252,568	(65,168)
Loss on investment	4,616	2,008
Amortization of beneficial conversion feature	-	14,805
Changes in operating assets and liabilities
Cash transfer	-	117,953
Deferred revenue	-	(11,333)
Accounts payable and accrued expenses – related party	377,950	386,544
Accounts payable and accrued expenses	7,962	19,543
Net cash (used in) and provided by operating activities	(89,366)	18,693

Cash flows from investing activities
Cash (paid to) withdrawn from brokerage account	67,000	(200,000)
Net cash provided by and (used in) investing activities	67,000	(200,000)

Cash flows from financing activities
Borrowings from convertible notes payable, related party	-	19,407
Payments on convertible notes payable – related party	(11,812)	(21,292)
Principal payments on debt	(17,712)	(24,893)
Borrowings from notes payable, related party	26,500	9,333
Warrant Subscriptions	-	25
Shares subscribed for cash	24,000	200,000
Net cash provided by financing activities	20,976	182,580

Net increase (decrease) in cash	(1,390)	1,273

Cash, beginning of period	4,320	3,047

Cash, end of period	$2,930	$4,320

SUPPLEMENTAL DISCLOSURE:
Interest paid	$3,360	$5,466
Income taxes paid	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
RP-NP debt conversion	$9,201
RP-AP Converted into common stock	$-	17,256
Shares issued for stock payable	$-	$6,750
Repayments of margin loan from brokerage account	$263,151	$-

The accompanying notes are an integral part of these financial statements.

F-6

CROWN EQUITY HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Crown Equity Holdings Inc. ("Crown Equity" or the "Company") was incorporated in August 1995 in Nevada. The Company offers through its digital network of websites, advertising branding, marketing solutions and other services to boost customer awareness, as well as merchant visibility as a worldwide online multi-media publisher. The Company focuses on the distribution of information for the purpose of bringing together its audience with the advertisers that want to reach them. Its advertising services cover and connect a range of marketing specialties, as well as provide search engine optimization for clients interested in online media awareness. Crown Equity Holdings' objective is making its endeavor known as CRWE WORLD into a global online news and information source, as well as a global one stop shop for various distinct products and services. The Company also offers services to companies seeking to become public entities in the United States, as well as providing various consulting services to companies and individuals dealing with corporate structure and operations globally.

In 2010, the Company formed two subsidiaries Crown Tele Services, Inc. and CRWE Direct, Inc. Crown Tele Services Inc. will provide voice over IP messaging at a competitive price to other competitors and CRWE Direct will provide its client with direct sales of products. This entity was divested at the end of 2017.

In 2011, the Company formed a wholly owned subsidiary CRWE Real Estate Inc. CRWE Real Estate Inc. will hold real estate. CRWE Real Estate Inc., Crown Tele Services, Inc. and CRWE Direct, Inc. were sold in December of 2016 for aggregate consideration of $100, resulting in a gain of $5,967.

In 2016, the company sale of the subsidiaries is not considered to be a strategic shift since there were minimal activities during the year in the subsidiaries.

Assets	-
Intercompany	-
Total Assets sold	-

Cash	100
Payable assumed by buyer	5,867
Total Consideration	5,967

Gain on sale of subsidiaries	5,967

On January 27, 2020, the Company re-acquired from AVOT the online business iB2BGlobal.com since company had not received the shares promised during the original sale.

Basis of Preparation

The accompanying financial statements include the financial information of Crown Equity Holdings Inc. (“Crown Equity”, the “Company”) have been prepared in accordance with the instructions to financial reporting as prescribed by the Securities and Exchange Commission (the “SEC”). The preparation of these financial statements and accompanying notes in conformity with U.S. generally accepted accounting principles (“GAAP”). In the opinion of management, the financial statements contained in this report include all known accruals and adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods reported herein.

F-7

Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation.

In February 2016, the FASB issued ASU 2016-02 “Leases”, which is codified in ASC 842 “Leases” and supersedes current lease guidance in ASC 840. These provisions require lessees to put a right-of-use asset and lease liability on their balance sheet for operating and financing leases that have a term of more than one year. Expense will be recognized in the income statement similar to current accounting guidance. For lessors, the ASU modifies the classification criteria and the accounting for sales-type and direct financing leases. Entities will need to disclose qualitative and quantitative information about their leases, including characteristics and amounts recognized in the financial statements. These provisions are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We adopted the provisions on January 1, 2019, including interim periods subsequent to the date of adoption. Entities are required to use a modified retrospective approach upon adoption to recognize and measure leases at the beginning of the earliest comparative period presented in the financial statements. Since all the leases were finance leases, there was no effect on the financial statements when ASC 842 was adopted.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation, to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments for employees, with certain exceptions. Under the new guidance, the cost for nonemployee awards may be lower and less volatile than under current US GAAP because the measurement generally will occur earlier and will be fixed at the grant date. This update is effective for annual financial reporting periods, and interim periods within those annual periods, beginning after December 15, 2018, although early adoption is permitted. The Company adopted the standard effective January 1, 2019 and found the adoption did not have a material effect on our financial statements.

Crown Equity does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

Accounting Standards Not Yet Adopted

In June 2016, the FASB issued ASU 2016-3, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instructions (ASU 2016-13), which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-3 is effective for us in our first quarter of fiscal 2023, and earlier adoption is permitted. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our financial statements.

In August 2020, the FASB issued ASU 2020-6, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-6”), which simplifies the accounting for convertible instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. Upon adoption, a convertible debt instrument will be accounted for as a single liability at amortized cost unless (a) the convertible instrument contains features that require bifurcation as a derivative under ASC 815, Derivatives and Hedging, or (b) the convertible debt instrument was issued at a substantial premium. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. ASU 2020-6 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The new guidance is effective for public entities excluding smaller reporting companies in fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The company adopted early ASU 2020-6 on January 1, 2022.

F-8

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are primarily used in our revenue recognition, long-lived asset impairments and adjustments, deferred tax, stock-based compensation, and reserves for legal matters.

Cash and Cash Equivalents

Crown Equity considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASU 2018-07 Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model for common stock options and the closing price of the company's common stock for common share issuances.

Revenue Recognition

The core principles of revenue recognition under ASC 606 include the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed invoice stating the terms and conditions is the Company’ preferred method. The terms of a written contract may be contained within the body of an invoice or in an email. No work is commenced without an understanding between the Company and our client that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting an invoice to the customer.

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase.

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company uses digital marketing that includes digital advertising, SEO management and digital ad support. We provide whether presenting a vibrant but simple message about our clients that will enlighten their audience or deploying an influential digital marketing campaign on our online site or across one or multiple social media platforms. Revenue is recognized when ads are run on Company’s advertising platform.

The company generates analytical reports monthly or as required to show how the ad dollars were spent and how the targeting resulted in click-through. The report satisfies the performance obligation, regardless of the outcome or effectiveness of the campaign.

F-9

Sales are recognized when promised services are started in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales for service contracts generally are recognized as the services are being

	December 31, 2022			December 31, 2021
	Third Party	Related Party	Total	Third Party	Related Party	Total
Advertising	$-	$-	$-	$-	$10,200	$10,200
Click Based and Impression Ads	$475	$-	$475	$517	$-	$517
Publishing and Distribution	$310	$150	$460	$3,660	$1,283	$4,943
Accounting	$-	$2,000	$2,000	$-	$-	$-
	$785	$2,150	$2,935	$4,177	$11,483	$15,660

Revenues are received through advertising, click-based, and impression ads located on the Company’s websites, as well as from the publishing and disseminating of news and press releases.

	December 31,	December 31,
	2022	2021

Deferred Revenue	$-	$-

Deferred revenue is based on cash received or billings in excess of revenue recognized until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, current aging status of the customer accounts, and financial condition of our customers. The Company does not generally require collateral for our accounts receivable. There were no accounts receivable and allowance for doubtful accounts as of December 31, 2022 and 2021.

Investments

The Company values its trading investments at market value based on the trading price at the balance sheet date. Any gains and losses are recorded in the period the gain or loss occurred. Investments include common stocks, exchange traded funds and money market mutual funds. Equity investments with readily determinable fair values are recorded as Trading Securities at Fair Value on the Balance Sheets. Changes in the fair value of such equity securities are reported in the Statements of Income.

F-10

Risk Concentrations

As of December 31, 2022, 68% of the Company’s revenues were received through accounting services rendered, and 100% of the rendered accounting services revenue was received through a related party. 16% of the revenues received were from publishing and distribution services rendered by the Company, while 33% of the publishing and distribution revenue was received through a related party. The remaining revenue of 16% was from the displaying of click-based and impressions ads located on the company’s websites.

During the year ending period of 2022, 73% of its revenues originated from a single related party with 27% of the revenue coming from third parties.

During the year ending period of December 31, 2021, 65% of the Company’s revenues were received through advertisement services, and 100% of the advertisement revenue received from advertisement services was through a related party. 32% of the revenues were from the Company’s publishing and distribution services, while 8% of the publishing and distribution services revenue was received through a related party. The remaining revenue of 3% was from the displaying of click-based and impressions ads located on the company’s websites.

General and Administrative Expenses

Crown Equity's general and administrative expenses consisted of the following types of expenses during 2022 and 2021. Compensation expense, payroll expense, rent, travel and entertainment, legal and accounting, utilities, web sites, office expenses, depreciation, and other administrative related expenses.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity, or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is determined based on either expected future cash flows at a rate we believe incorporates the time value of money. No indications of impairments were identified in 2022 or 2021.

Basic and Diluted Net (Loss) per Share

	December 31,
	2022	2021
Numerator:
Net (Loss) attributable to common shareholders of Crown Equity Holdings, Inc.	$(739,975)	$(450,793)
Net (Loss) attributable to Crown Equity Holdings, Inc.	$(739,975)	$(450,793)

Denominator:
Weighted average common and common equivalent shares outstanding – basic and diluted	13,346,912	12,989,835

Earnings (Loss) per Share attributable to Crown Equity Holdings, Inc.:
Basic	$(0.06)	$(0.03)
Diluted	$(0.06)	$(0.03)

F-11

When an entity has a net loss, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized basic shares outstanding to calculate both basic and diluted loss per share for the years ended December 31, 2022 and 2021.

Income Taxes

In December 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which, among other changes, reduced the federal statutory corporate tax rate from 35% to 21%, effective January 1, 2018. As a result of this change, the Company’s statutory tax rate for fiscal 2019 and 2020 will be 21%. Crown Equity recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. As of December 31, 2022, and December 31, 2021, the Company has not reflected any amounts as a deferred tax asset due to the uncertainty of future profits to offset any net operating loss.

The Company’s deferred tax assets consisted of the following as of December 31, 2022 and December 31, 2021:

	Dec. 31, 2022	Dec. 31, 2021
Net operating loss	$908,653	$753,258
Valuation allowance	(908,653)	(753,258)
Net deferred tax asset	-	-

Uncertain tax position

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of December 31, 2022 and 2021.

Fair Value of Financial Instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”)820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expense and other current assets, accounts payable, accrued expenses and notes payable reported on the accompanying consolidated balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value using a hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy prioritized the inputs into three levels that may be used to measure fair value.

F-12

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in markets that are not active.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our cash and brokerage accounts are measured at fair value on a recurring basis and estimated as follows.

December 31, 2021	Total	Level 1	Level 2	Level 3

Cash	$4,320	$4,320	$-	$-
Investments in trading securities	558,945	558,945	-	-
Total	$593,265	$593,265	$-	$-

December 31, 2022

Cash	$2,930	$2,930	$-	$-
Investments in trading securities	0.00	0.00	-	-
Total	$2,930	$2,930	$-	$-

The Company's financial instruments consist of cash and cash equivalents, accounts payable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Research and Development

The Company spent no money for research and development cost for the years ended December 31, 2022 and 2021.

Advertising Cost

The Company spent no money for advertisement for the years ended December 31, 2022 and 2021.

Depreciation expense was $7,513 and $5,485 for the years ended December 31, 2022 and 2021, respectively.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, Crown Equity an accumulated deficit of $14,156,842 since its inception and had a working capital deficit of $1,382,838 negative cash flows from operations and limited business operations as of December 31, 2022. These conditions raise substantial doubt as to Crown Equity's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Crown Equity is unable to continue as a going concern.

Crown Equity continues to review its expense structure reviewing costs and their reduction to move towards profitability. Management plans to continue raising funds through debt and equity financing to grow the business to profitability. This financing may be insufficient to fund expenditures or other cash requirements. There can be no assurance that additional financing will be available to the Company on acceptable terms or at all. These financial statements do not give effect to adjustments to assets would be necessary for the Company be unable to continue as going concern.

F-13

NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s policy is to capitalize all property purchases over $1,000 and depreciates the assets over their useful lives of 3 to 7 years.

Property consists of the following at December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
Computers – 3 year estimated useful life	$108,622	$108,622
Less – Accumulated Depreciation	(106,115)	(98,602)
Property and Equipment, net	$2,507	$10,020

Depreciation has been provided over each asset’s estimated useful life. Depreciation expense was $7,513 and $5,485 for the twelve months ended December 31, 2022 and 2021, respectively.

NOTE 4 – INVESTMENTS IN TRADING SECURITIES INVESTMENTS IN TRADING SECURITIES INVESTMENTS IN TRADING SECURITIES

As of December 31, 2022, the market value of the Company’s account portfolio, consisting of stocks only, was $0.00 offset by a margin loan of $0.00. The loan is collateralized by the securities in the account and carries 7.5% annual interest rate. The Company transferred $200,000 cash from accounts to brokerage account during the 3rd quarter of 2021. The Company invested in various industries within the Nasdaq and New York stock exchange. The margin loan interest was $4,617 for the year ended December 31, 2022.

As of December 31, 2021, the market value of the Company’s account portfolio, consisting of stocks only, was offset by a margin loan of $263,151. Since the margin loan was collateralized by the securities in the account, the brokerage firm sold the collateralized securities during January through April of the year 2022 to pay the margin loan owed.

As of December 31, 2021, the market value of the Company’s account portfolio, consisting of stocks only, was $588,945 offset by a margin loan of $263,151. The loan is collateralized by the securities in the account and carries 7.5% annual interest rate. The Company transferred $200,000 cash from accounts to brokerage account during the 3rd quarter of 2021 The Company invested in various industries within the Nasdaq and New York stock exchange. The margin loan interest was $1,257 for the year ended December 31, 2021.

Trading Securities	Dec 31, 2022	Dec 31, 2021
Stocks	$0.00	$588,945

NOTE 5 – CAPITAL LEASES

During the period ending December 31, 2022, the Company paid an aggregate of $15,301 toward capital lease balances.

The following is a schedule of the net book value of the finance lease.

Assets	December 31, 2022
Leased equipment under finance lease,	$73,883
less accumulated amortization	(72,009)
Net	$1,874

F-14

Liabilities	December 31, 2022
Obligations under finance lease (current)	$2,868
Obligations under finance lease (noncurrent)	0
Total	$2868

The following is a schedule, by years, of future minimum lease payments required under finance leases.

Years ended December 31	Finance Leases

2023	3,038
Thereafter	-
Total
Less: Imputed Interest	170
Total Liability	2,868

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTE PAYABLES

As of December 31, 2022 and 2021, the Company had unamortized discount of $0 and $0 respectively.

The Company analyzed the below convertible notes for derivatives noting none. The Company evaluated these convertible notes for beneficial conversion features and concluded that the beneficial conversion features resulted in a debt discount in the amount of $0.00, as of December 31, 2022.

	Original	Due	Interest	Conversion	Dec. 31,
Name	Note Date	Date	Rate	Rate	2022

Related Party Notes Payable:
Willy A. Saint-Hilaire	03/12/2021	03/12/2022	16%	$-	-
Willy A. Saint-Hilaire	02/28/2022	02/28/2023	12%	$-	4,500
Mohammad Sadrolashrafi	11/17/2022	11/17/2023	12%		5,000
Total Related Party Notes Payable					9,500
Related Party Convertible Notes Payable:
Willy A. Saint-Hilaire	04/06/2021	04/06/2022	12%	$-	900
Jamie Hadfield	04/07/2022	04/07/2023	12%	$-	10,000
Willy A. Saint-Hilaire	04/16/2021	04/16/2022	12%	$-	1,518
Willy A. Saint-Hilaire	04/21/2021	04/21/2022	12%	$-	1,110
Shahram Khial	04/22/2021	04/22/2022	12%	$-	-
Willy A. Saint-Hilaire	04/30/2021	04/30/2022	15.15%	$-	2,750
Willy A. Saint-Hilaire	05/04/2021	05/04/2022	15.15%	$-	750
Willy A. Saint-Hilaire	05/21/2021	05/21/2022	0%	$-	-
Mohammad Sadrolashrafi	09/09/2022	09/09/2023	12%	$-	-
Mike Zaman Irrevocable Trust	12/25/2022	12/25/2023	12%		$2,000
Total Convertible Related Party Notes Payable					19,028
Less: Debt Discount					0
Convertible Notes Payable, net of Discount - Related Party					19,028

F-15

Willy Ariel Saint-Hilaire

On March 12, 2021, the Company entered into a promissory note with Willy A. Saint-Hilaire in the amount of $9,332 at 16% interest. The company made principal reduction payments of $5,421, during the year-ended period of December 31, 2021. As of March 31, 2022, the balance on this note is $2,012. With the additional payments totaling $1,212, during the second quarter period ending June 30, 2022, the balance on the note was $800. Two payments of $400 were made on July 12, 2022, and August 10, 2022, respectively. As of December 31, 2022, the principal balance on this note was $0.00.

On April 6, 2021, the Company entered into a promissory note with Willy A. Saint-Hilaire in the amount of $2,500 at an interest rate of 12%. Four payments of $400 was made on September 19, 2022, October 21, 2022, November 21, 2022, and December 20, 2022, respectively. As of December 31, 2022, the principal balance on this note was $900.

On April 16, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $1,518 at an interest rate of 12%.  As of December 31, 2022, the principal balance on this note was $1,518.

On April 21, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $1,109.83 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $1,110.

On April 30, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $2,750.00 at an interest rate of 15.15%. As of December 31, 2022, the principal balance on this note was $2,750.

On May 4, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $750 at an interest rate of 15.15%.  As of December 31, 2021, the principal balance on this note was $750.

On May 21, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $7,280. As of March 31, 2022, the principal balance on this note was $4,900. With the additional payments totaling $300 during the second quarterly period ending June 30, 2022, the balance on the note was $4,600. During the third quarter $4,600 was paid. As of December 31, 2022, the principal balance on this note was $0.00.

On February 28, 2022, the Company entered into a promissory note with Willy A. Saint-Hilaire in the amount of $4,500 at an interest rate of 0%. On September 15, 2022, the interest for the note was amended to 12%. As of December 31, 2022, the principal balance on this note was $4,500.

F-16

Shahram Khial

On April 22, 2021, the Company entered into a convertible promissory note with Shahram Khial in the amount of $3,500 at an interest rate of 12%. On October 31, 2022 the note was converted into shares of Company stock. As of December 31, 2022, the principal balance on this note was $0.00. The note was converted within the terms of the agreement and no gain or loss was recorded.

Jamie Hadfield

On April 7, 2022, the Company entered into a promissory note with Jamie Hadfield in the amount of $10,000 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $10,000.

Mohammad Sadrolashrafi

On September 9, 2022, the Company entered into a promissory note with Mohammad Sadrolashrafi in the amount of $5,000 at an interest rate of 12%. %. On October 21, 2022 the note was converted into shares of Company stock. As of December 31, 2022, the principal balance on this note was $0.00. The note was converted within the terms of the agreement and no gain or loss was recorded.

On November 17, 2022, the Company entered into a promissory note with Mohammad Sadrolashrafi in the amount of $5,000 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $2,000.

Mike Zaman Irrevocable Trust

On December 25, 2022, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $2,000 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $2,000.

Period ending December 31, 2021

	Original	Due	Interest	Conversion	Dec. 31,
Name	Note Date	Date	Rate	Rate	2021

Related Party Notes Payable:
Willy A. Saint-Hilaire	03/12/2021	03/12/2022	16%	$-	3,912
Related Party Convertible Notes Payable:
Willy A. Saint-Hilaire	04/06/2021	04/06/2022	12%	$-	2,500
Willy A. Saint-Hilaire	04/16/2021	04/16/2022	12%	$-	1,518
Willy A. Saint-Hilaire	04/21/2021	04/21/2022	12%	$-	1,110
Shahram Khial	04/22/2021	04/22/2022	12%	$-	3,500
Willy A. Saint-Hilaire	04/30/2021	04/30/2022	15.15%	$-	2,750
Willy A. Saint-Hilaire	05/04/2021	05/04/2022	15.15%	$-	750
Willy A. Saint-Hilaire	05/21/2021	05/21/2022	0%	$-	6,300
Total Convertible Related Party Notes Payable					18,428
Less: Debt Discount					0
Convertible Notes Payable, net of Discount - Related Party					-

Third Party Non-Convertible Notes Payable:
Small Business Administration – EIDL	04/30/2020	04/30/2050	3.75%		$4,000
Total Third Party Non-Convertible Notes Payable					4,000

F-17

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is obligated for payments under related party notes payable and automobiles lease payments.

The Company agreed to pay the automobile lease of $395 and $278 a month, on a month-to-month basis and can be cancelled at any time but expects to continue lease payments for the full 2023 year.

The Company entered into an agreement, effective January 1, 2020, to pay Arnulfo Saucedo-Bardan $5,000 per month for website development, design maintenance and other IT services and solutions.

On February 13, 2020, Munti Consulting LLC was issued a warrant at a price of $0.000025 per share ($25 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share. Exercisable after the first (1st) anniversary of the date of filing of the first Form S-1 filed with the U.S. Securities and Exchange Commission after the issuance of this Warrant.

On March 13, 2020, BBCKQK Trust Kevin Wiltz was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On March 13, 2020, Willy Ariel Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On April 1, 2020, Addicted 2 Marketing LLC was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On April 28, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 4, 2020, Arnulfo Saucedo- Bardan was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 7, 2020, Arnold F. Sock was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 7, 2020 Rudy Chacon was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 7, 2020, Sadegh Salmassi was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020, Glen J. Rineer was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Barry Cohen was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020, Malcolm Ziman was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

F-18

On May 8, 2020 Brett Matus was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Brian D. Colvin was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Jacob Colvin was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 11, 2020, Mohammad Sadrolashrafi was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 13, 2020 Steven A. Fishman was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 13, 2020 Wendell and Sharon Piper was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Joan R. Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Marvin A Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 20, 2020 Willy Rafael Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 27, 2020 James Bobrik was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 28, 2020 Richard R Shehane was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 29, 2020 Ybelka Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 3, 2020, Jeffery Connell was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On June 8, 2020 Hassan M. Oji was issued a warrant at a price of $0.000025 per share ($7.50 total) to purchase 300,000 shares of common stock at the exercise price of $0.60 per share.

On June 9, 2020, Kim Smith was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On June 12, 2020 Violet Gewerter was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On June 16, 2020, Roy S Worbets was issued a warrant at a price of $0.000025 per share ($5.00) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 19, 2020, Elvis E. Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

F-19

On June 30, 2020, Chris Knudsen was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 1, 2020, Theresa Kitt was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 1, 2020, Donald Kitt was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 10, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On August 13, 2020, Monireh Sepahpour was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On August 18, 2020, Monica Shayestehpour was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On September 2, 2020, Hongsing Phou was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On September 8, 2020, Pejham Khial was issued a warrant at a price of $0.000025 per share $12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On September 15, 2020, Salvatore Marasa was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On September 21, 2020, Richard W. LeAndro was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On September 21, 2020, Richard W. LeAndro Jr was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On September 25, 2020, Seyed M. Javad was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On October 6, 2020, Nasrin Montazer was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On October 13, 2020, Jagjit Dhaliwal was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

Om January 3, 2021, Marjan Tina and Reno Suwarno was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

F-20

Summary of Warrants Issued:

Issue Date	Issued To	Shares	Exercise price per share	Warrant price per share	Total Paid for Warrants
02/13/2020	Munti Consulting LLC	1,000,000	$0.60	$0.000025	$25.00
03/13/2020	BBCKQK Trust Kevin Wiltz	1,000,000	$0.60	$0.000025	$25.00
04/01/2020	Addicted 2 Marketing LLC	100,000	$0.60	$0.000025	$2.50
05/07/2020	Arnold F Sock	500,000	$0.60	$0.000025	$12.50
05/07/2020	Rudy Chacon	200,000	$0.60	$0.000025	$5.00
05/07/2020	Sadegh Salmassi	200,000	$0.60	$0.000025	$5.00
05/08/2020	Glen J Rineer	200,000	$0.60	$0.000025	$5.00
05/08/2020	Barry Cohen	200,000	$0.60	$0.000025	$5.00
05/13/2020	Steven A Fishman	200,000	$0.60	$0.000025	$5.00
05/13/2020	Wendell & Sharon Piper	200,000	$0.60	$0.000025	$5.00
05/27/2020	James Bobrik	200,000	$0.60	$0.000025	$5.00
05/28/2020	Richard R Shehane	200,000	$0.60	$0.000025	$5.00
06/03/2020	Jeffery Connell	100,000	$0.60	$0.000025	$2.50
06/08/2020	Hassan M Oji	300,000	$0.60	$0.000025	$7.50
06/09/2020	Kim Smith	500,000	$0.60	$0.000025	$12.50
06/12/2020	Violet Gewerter	500,000	$0.60	$0.000025	$12.50
06/16/2020	Roy S Worbets	200,000	$0.60	$0.000025	$5.00
06/30/2020	Chris Knudsen	200,000	$0.60	$0.000025	$5.00
07/01/2020	Donald Kitt	200,000	$0.60	$0.000025	$5.00
08/13/2020	Monireh Sepahpour	500,000	$0.60	$0.000025	$12.50
08/18/2020	Monica Shayestehpour	1,000,000	$0.60	$0.000025	$25.00
09/02/2020	Hongsing Phou	200,000	$0.60	$0.000025	$5.00
09/08/2020	Pejham Khial	500,000	$0.60	$0.000025	$12.50
09/15/2020	Salvatore Marasa	200,000	$0.60	$0.000025	$5.00
09/21/2020	Richard W LeAndro	500,000	$0.60	$0.000025	$12.50
09/21/2020	Richard W LeAndro Jr	500,000	$0.60	$0.000025	$12.50
09/25/2020	Seyed M Javad	200,000	$0.60	$0.000025	$5.00
10/06/2020	Nasrin Montazer	500,000	$0.60	$0.000025	$12.50
10/13/2020	Jagjit Dhaliwal	1,000,000	$0.60	$0.000025	$25.00
01/03/2021	Marjan Tina and Reno Suwarno	1,000,000	$0.60	$0.000025	$25.00
	Total:	12,300,000			$307.50

Related Party:
03/13/2020	Willy A Saint-Hilaire	1,000,000	$0.60	$0.000025	$25.00
04/28/2020	Shahram Khial	500,000	$0.60	$0.000025	$12.50
05/01/2020	Mike Zaman	1,000,000	$0.60	$0.000025	$25.00
05/01/2020	Montse Zaman	1,000,000	$0.60	$0.000025	$25.00
05/08/2020	Malcolm Ziman	200,000	$0.60	$0.000025	$5.00
05/08/2020	Brett Matus	200,000	$0.60	$0.000025	$5.00
05/11/2020	Mohammad Sadrolashrafi	500,000	$0.60	$0.000025	$12.50
05/04/2020	Arnulfo Saucedo-Bardan	1,000,000	$0.60	$0.000025	$25.00
05/08/2020	Brian D. Colvin	1,000,000	$0.60	$0.000025	$25.00
05/08/2020	Jacob Colvin	200,000	$0.60	$0.000025	$5.00
05/19/2020	Joan R Saint-Hilaire	100,000	$0.60	$0.000025	$2.50
05/19/2020	Marvin A. Saint-Hilaire	100,000	$0.60	$0.000025	$2.50
05/20/2020	Willy Rafael Saint-Hilaire	200,000	$0.60	$0.000025	$5.00
05/29/2020	Ybelka Saint-Hilaire	200,000	$0.60	$0.000025	$5.00
06/09/2020	Kenneth Cornell Bosket	1,000,000	$0.60	$0.000025	$25.00
06/19/2020	Elvis E Saint-Hilaire	200,000	$0.60	$0.000025	$5.00
07/01/2020	Theresa Kitt	200,000	$0.60	$0.000025	$5.00
07/10/2020	Shahram Khial	500,000	$0.60	$0.000025	$12.50
		9,100,000			227.50

F-21

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company is provided office space by one of the officers and directors at no charge. The Company believes that this office space is sufficient for its needs for the foreseeable future.

On February 28, 2022, the Company entered into a promissory note with Willy A. Saint-Hilaire in the amount of $4,500 at an interest rate of 0%. On September 15, 2022, the interest for the note was amended to 12%. As of December 31, 2022, the principal balance on this note was $4,500.

On March 13, 2022, the Company entered into a Services Agreement with American Video Teleconferencing Corp (AVOT) to provide accounting services. The Company was compensated $2,000 for the services rendered.

On March 18, 2022, American Video Teleconferencing Corp. paid the Company $150 for press release services.

On April 7, 2022, the Company entered into a promissory note with Jamie Hadfield in the amount of $10,000 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $10,000.

On September 9, 2022, the Company entered into a promissory note with Mohammad Sadrolashrafi in the amount of $5,000 at an interest rate of 12%. On October 21, 2022, the note was converted into shares of Company stock. As of December 31, 2022, the principal balance on this note was $0.00. The note was converted within the terms of the agreement and no gain or loss was recorded.

On October 21, 2022, Mohammad Sadrolashrafi purchased 10,000 shares of common stock at $0.50 per share at a purchase price of $5,000.

On October 31, 2022, A promissory note that the Company entered into on April 22, 2021, with Shahram Khial in the amount of $3,500 at an interest rate of 12%. On November 2, 2022 the note was converted into shares of Company stock. As of December 31, 2022, the principal balance on this note was $0.00. The note was converted within the terms of the agreement and no gain or loss was recorded.

On November 2, 2022, Shahram Khial purchased 10,000 shares of common stock at $0.50 per share at a purchase price of $5,000.

On November 17, 2022, the Company entered into a promissory note with Mohammad Sadrolashrafi in the amount of $5,000 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $2,000

On December 25, 2022, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $2,000 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $2,000.

NOTE 9 – STOCKHOLDERS' EQUITY

Common Stock

 During the period ending December 31, 2022, the Company issued 66,405 shares of common stock as follows:

Third Party:

•	On March 9, 2022, the Company issued 20,000 restricted shares of common stock for a total of $10,000 in cash. The shares were sold at the price of $0.50 per share on the purchase date.
•	On May 3, 2022, the Company issued 8,000 restricted shares of common stock for a total of $4,000 in cash. The shares were sold at the price of $0.50 per share on the purchase date.

Related Party:

•	On October 21, 2022, the Company issued 10,000 restricted shares of common stock for a total of $5,000 in cash. The shares were sold at the price of $0.50 per share on the purchase date.
•

On October 21, 2022, the Company issued 10,124 shares of common stock for the conversion of debt and accrued to interest at a conversion rate of fifty cents ($0.50) per share per dollar ($1.00) owed on the note that was for the amount of $5,062. The note was converted within the terms of the agreement and no gain or loss was recorded.

•

On October 31, 2022, the Company issued 8,281 shares of common stock for the conversion of debt and accrued to interest at a conversion rate of fifty cents ($0.50) per share per dollar ($1.00) owed on the note that was for the amount of $4,140. . The note was converted within the terms of the agreement and no gain or loss was recorded.

•	On November 2, 2022, the Company issued 10,000 restricted shares of common stock for a total of $5,000 in cash. The shares were sold at the price of $0.50 per share on the purchase date.

F-22

During the period ended December 31, 2020, the Company granted non-qualified stock warrants purchasing up to 3,000,000 shares of common stock at an exercise price of $0.60 per share.  The option to purchase can be exercised at or after the date of the Company’s S1 registration filing of which date is yet to be determined.

Equity Incentive Plan

The Company’s 2006 Equity Incentive Plan, as amended and restated (the “Equity Incentive Plan”), provides for grants of stock options as well as grants of stock, including restricted stock. Approximately 3.0 million shares of common stock are authorized for issuance under the Equity Incentive Plan, of which 3.0 million shares were available for issuance as of December 31, 2022.

Preferred Stock

The Company has designated 1,000 shares of its preferred stock as Series A Preferred Stock. Each share of Series A Preferred shall have no dividend, voting or other rights except for the right to elect Class I Directors. As of December 31, 2022 and December 31, 2021, the Company has 1,000 shares of Series A Preferred Stock outstanding

NOTE 10 – INCOME TAXES

The Company follows ASC 740, Accounting for Income Taxes. During 2009, there was a change in control of the Company. Under section 382 of the Internal Revenue Code such a change in control negates much of the tax loss carry forward and deferred income tax. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. For federal income tax purposes, the Company uses the accrual basis of accounting, the same that is used for financial reporting purposes.

The Company did not have taxable income during 2022 or 2021.

The Company's deferred tax assets consisted of the following as of December 31, 2022 and 2021:

	2022	2021
Net operating loss	$908,653	$753,258
Valuation allowance	(908,653)	(753,258)
Net deferred tax asset	$-	$-

As of December 31, 2022 and 2021, the Company's accumulated net operating loss carry forward was approximately $4,322,575 and $3,586,945. The deferred tax assets have been adjusted to reflect the recently enacted corporate tax rate of 21%.

NOTE 11 – SUBSEQUENT EVENTS

On January 11, 2023, the Company entered into a promissory note with Mike Zaman in the amount of $1,100 at an interest rate of 12%.

On January 23, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%.

On January 31, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $1,000 at an interest rate of 12%.

On February 14, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $10,000 at an interest rate of 12%.

On March 23, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $18,000 at an interest rate of 12%.

F-23

 CROWN EQUITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2023	December, 31, 2022

Current assets
Cash	$3,165	$2,930
Total Current Assets	3,165	2,930
Property and Equipment, net	515	2,507
Total Assets	$3,680	$5,437

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable and accrued expenses	$145,954	$145,630
Accounts payable and accrued expenses to related party	1,204,830	1,208,740
Notes payable to related parties	38,800	9,500
Convertible notes payable to related parties, net of debt discount	30,900	19,028
Note payable short-term debt	1,305	2,870
Total Current Liabilities	1,421,789	1,385,768

Total Liabilities	1,421,789	1,385,768

Stockholders' deficit
Preferred Stock, 20,001,000 shares authorized, authorized at $0.001 par value, none issued or outstanding	-	-
Series A Convertible Preferred Stock, $0.001 par value, 1,000 shares authorized, 1,000 issued and outstanding at June 30, 2023 and December 31, 2022	1	1
Common Stock, 450,000,000 authorized at $0.001 par value; and 13,385,047 and 13,385,047 shares issued and outstanding at June 30, 2023 and December 31, 2022	13,384	13,384
Additional paid-in capital	12,763,126	12,763,126
Accumulated deficit	(14,194,620)	(14,156,842)
Total stockholders' deficit	(1,418,109)	(1,380,331)
Total liabilities and stockholders' deficit	$3,680	$5,437

The accompanying notes are an integral part of these financial statements.

F-24

CROWN EQUITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue	$-	$413	$-	$557
Revenue – related party	-	2,150	-	2,150
Total Revenue	-	2,563	-	2,707

Operating expenses
Depreciation	996	2,216	1,992	4,043
General and Administrative	12,010	122,547	34,314	250,464
Total Operating Expenses	13,006	124,763	36,306	254,507
Net Operating Income (Loss)	(13,006)	(122,200)	(36,206)	(251,800)

Other (expense)
Interest expense	(347)	(872)	(1,472)	(1,438)
Gain (Loss) on Stocks Held or Sold	-	(80,717)	-	(252,568)
Other Income (Expense)	-	(1,095)		(4,616)
Total other expense	(347)	(82,684)	(1,472)	(258,622)
Net (loss)	$(13,353)	$(204,884)	$(37,778)	$(510,422)

Net (loss) per common share – basic and diluted	$(0.00)	$(0.02)	$(0.00)	$(0.04)
Weighted average number of common shares outstanding - basic and diluted	13,385,047	13,343,741	13,385,047	13,333,692

The accompanying notes are an integral part of these financial statements.

F-25

CROWN EQUITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 and 2022

(Unaudited)

For the Three Months Ended June 30, 2023

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balances at March 31, 2023	1,000	$1	13,385,047	$13,384	$12,763,126	$(14,181,267)	$(1,404,756)
Net loss	-	-				(13,353)	(13,353)
Balances at June 30, 2023	1,000	$1	13,385,047	$13,384	$12,763,126	$(14,194,620)	$(1,418,109)

For the Three Months Ended June 30, 2022

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at March 31, 2022	1,000	$1	13,338,642	$13,338	$12,739,970	$(13,722,405)	$(969,096)
Common Stock issued for cash	-	-	8,000	8	3,992	-	4,000
Rounding	-	-	-	-	-
Net loss	-	-				(204,884)	(204,884)
Balances at June 30, 2022	1,000	$1	13,346,642	$13,346	$12,743,962	$(13,927,289)	$(1,169,980)

For the Six Months Ended June 30, 2023

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balances at December 31, 2022	1,000	$1	13,385,047	$13,384	$12,763,126	$(14,156,842)	$(1,380,331)
Net loss	-	-				(37,778)	(37,778)
Balances at June 30, 2023	1,000	$1	13,385,047	$13,384	$12,763,126	$(14,194,620)	$(1,418,109)

For the Six Months Ended June 30, 2022

	Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	(Deficit)

Balances at December 31, 2021	1,000	$1	13,318,642	$13,318	-	$12,729,990	$(13,416,867)	$(673,558)
Common Stock issued for cash	-	-	28,000	28	-	13,972	-	14,000
Net loss	-	-					(510,422)	(510,422)
Balances at June 30, 2022	1,000	$1	13,346,642	$13,346	-	$12,743,962	$(13,927,289)	$(1,169,980)

The accompanying notes are an integral part of these financial statements.

F-26

CROWN EQUITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2023	2022

Cash flows from operating activities
Net (loss)	$(37,778)	$(510,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,992	4,043
Loss (gain) on brokerage account	-	252,568
Loss on investment	-	4,616
Changes in operating assets and liabilities
Accounts payable and accrued expenses – related party	(3,910)	198,900
Accounts payable and accrued expenses	324	(484)
Net cash (used in) operating activities	(39,372)	(50,779)

Cash flows from investing activities
Cash (transfer to) withdrawn from brokerage account	0	37,000
Net cash provided by investing activities	0	37,000

Cash flows from financing activities
Borrowings from convertible notes payable, related party	14,600	0
Payments on convertible notes payable, related party	(2,728)	(4,812)
Borrowings from notes payable, related party	29,300	14,500
Proceeds from Sale of Stock	-	14,000
Principal payments on debt	(1,565)	(7,611)
Net cash provided by financing activities	39,607	16,077

Net increase (decrease) in cash	235	2,298

Cash, beginning of period	2,930	4,320

Cash, end of period	$3,165	$6,618

SUPPLEMENTAL DISCLOSURE:
Interest paid	$-	$-
Income taxes paid	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Repayments on Margin loan Brokerage account	$-	$263,151

The accompanying notes are an integral part of these financial statements.

F-27

CROWN EQUITY HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Crown Equity Holdings Inc. ("Crown Equity" or the "Company") was incorporated in August 1995 in Nevada. The Company offers through its digital network of websites, advertising branding, marketing solutions and other services to boost customer awareness, as well as merchant visibility as a worldwide online multi-media publisher. The Company focuses on the distribution of information for the purpose of bringing together its audience with the advertisers that want to reach them. Its advertising services cover and connect a range of marketing specialties, as well as provide search engine optimization for clients interested in online media awareness. Crown Equity Holdings' objective is making its endeavor known as CRWE WORLD into a online news and information source, as well as a one stop shop for various distinct products and services. The Company also offers services to companies seeking to become public entities in the United States, as well as providing various consulting services to companies and individuals dealing with corporate structure and operations globally.

On January 27, 2020, the Company re-acquired from American Video Teleconferencing Corp. (AVOT) the online business iB2BGlobal.com, since it had not received the shares promised during the original sale.

Basis of Preparation

The accompanying financial statements include the financial information of Crown Equity Holdings Inc. ("Crown Equity", the "Company") have been prepared in accordance with the instructions to financial reporting as prescribed by the Securities and Exchange Commission (the "SEC"). The preparation of these financial statements and accompanying notes in conformity with U.S. generally accepted accounting principles ("GAAP"). In the opinion of the management, the financial statements contained in this report include all known accruals and adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods reported herein.

Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation.

Adoption of New Accounting Standard

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which requires measurement and recognition of expected credit losses for financial assets held. The Company adopted ASU 2016-13 in its first quarter of fiscal 2023 and found the adoption did not have a material effect or significant impact on its financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are primarily used in our revenue recognition, long-lived asset impairments and adjustments, deferred tax, stock-based compensation, and reserves for legal matters.

Cash and Cash Equivalents

Crown Equity considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

F-28

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model for common stock options and the closing price of the company's common stock for common share issuances.

Revenue Recognition

The core principles of revenue recognition under ASC 606 include the following five criteria:

1.	Identify the contract with the customer

A contract with our customers may be oral, written, or implied. A written and signed invoice stating the terms and conditions is the Company' preferred method. The terms of a written contract may be contained within the body of an invoice or in an email. No work is commenced without an understanding between the Company and our client that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting an invoice to the customer.

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase.

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company uses digital marketing that includes digital advertising, SEO management and digital ad support. We provide whether presenting a vibrant but simple message about our clients that will enlighten their audience or deploying an influential digital marketing campaign on our online site or across one or multiple social media platforms. Revenue is recognized when ads are run on the Company’s advertising platform.

The company generates analytical reports monthly or as required to show how the ad dollars were spent and how the targeting resulted in click-through. The report satisfies the performance obligation, regardless of the outcome or effectiveness of the campaign.

Sales are recognized when promised services are started in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales for service contracts generally are recognized as the services that are being provided.

F-29

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Third Party	Related Party	Total	Third Party	Related Party	Total
Advertising	$-	$-	$-	$-	$-	$-
Accounting	-	-	-		2,000	2,000
Click Based and Impressions Ads	-	-	-	247	-	247
Publishing and Distribution	-	-	-	310	150	460
Server	-	-	-	-	-	-
	$-	$-	$-	$557	$2,150	$2,707

There was not any revenue earned during the six-months period ending June 30, 2023.

	June 30,	June 30,
	2023	2022

Deferred Revenue	$-	$-

Deferred revenue is based on cash received or billings in excess of revenue recognized until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, the current aging status of the customer accounts, and the financial condition of our customers. The Company does not generally require collateral for our accounts receivable. There were no accounts receivable and allowance for doubtful accounts as of June 30, 2023 and December 31, 2022.

Risk Concentrations

The Company does not hold cash in excess of federally insured limits.

During the six-month period ending June 30, 2023, the Company did not receive any revenues from its available services.

General and Administrative Expenses

Crown Equity's general and administrative expenses consisted of the following types of expenses during 2023 and 2022: Compensation expense, auto, travel and entertainment, legal and accounting, utilities, websites, office expenses, depreciation, and other administrative related expenses.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity, or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on the disposition of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of an asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is determined based on the expected future cash flows at a rate we believe incorporates the time value of money. No indications of impairments were identified in 2023 or 2022.

F-30

Basic and Diluted Net (Loss) per Share

	Six Months June 30, 2023	Six Months June 30, 2022
Numerator:
Net (Loss) attributable to common shareholders of Crown Equity Holdings, Inc.	$(37,778)	$(510,422)
Net (Loss) attributable to Crown Equity Holdings, Inc.	$(37,778)	$(510,422)

Denominator:
Weighted average common and common equivalent shares outstanding – basic and diluted	13,385,047	13,333,692

Earnings (Loss) per Share attributable to Crown Equity Holdings, Inc.:
Basic	$(0.00)	$(0.04)
Diluted	$(0.00)	$(0.04)

	Three Months June 30, 2023	Three Months June 30, 2022
Numerator:
Net (Loss) attributable to common shareholders of Crown Equity Holdings, Inc.	$(13,333)	$(204,884)
Net (Loss) attributable to Crown Equity Holdings, Inc.	$(13,333)	$(204,884)

Denominator:
Weighted average common and common equivalent shares outstanding – basic and diluted	13,385,047	13,333,692

Earnings (Loss) per Share attributable to Crown Equity Holdings, Inc.:
Basic	$(0.00)	$(0.04)
Diluted	$(0.00)	$(0.04)

When an entity has a net loss, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized basic shares outstanding to calculate both basic and diluted loss per share for the periods ended June 30, 2023, and 2022. The number of potential anti-dilutive shares excluded from the calculation shares for the period ended June 30, 2023 is 21,485,067 and June 30, 2022 was 21,400,000.

Income Taxes

In December 2017, the Tax Cuts and Jobs Act (the "Act") was enacted, which, among other changes, reduced the federal statutory corporate tax rate from 35% to 21%, effective January 1, 2018. As a result of this change, the Company's statutory tax rate for fiscal 2019 and 2020 will be 21%. Crown Equity recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. As of June 30, 2023, and December 31, 2022, the Company has not reflected any amounts as a deferred tax asset due to the uncertainty of future profits to offset any net operating loss.

F-31

The Company's deferred tax assets consisted of the following as of June 30, 2023 and December 31, 2022:

	June 30, 2023	Dec 31, 2022
Net operating loss	$916,586	$908,653
Valuation allowance	(916,586)	(908,653)
Net deferred tax asset	-	-

Uncertain Tax Position

The Company also follows guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of June 30, 2023 and December 31, 2022.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Research and Development

The Company spent no money for research and development costs during the periods ended June 30, 2023 and December 31, 2022.

Advertising Cost

The Company spent $0 on advertising during the periods ended June 30, 2023 and June 30, 2022.

NOTE 2 – GOING CONCERN

As shown in the accompanying condensed consolidated financial statements, Crown Equity has an accumulated deficit of $14,194,620 since its inception and had a working capital deficit of $1,418,624, negative cash flows from operations and limited business operations as of June 30, 2023. These conditions raise substantial doubt as to Crown Equity's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Crown Equity is unable to continue as a going concern.

Crown Equity continues to review its expense structure reviewing costs and their reduction to move towards profitability. Management plans to continue raising funds through debt and equity financing to grow the business to profitability. This financing may be insufficient to fund expenditures or other cash requirements. There can be no assurance that additional financing will be available to the Company on acceptable terms or at all. These financial statements do not give effect to adjustments to assets would be necessary for the Company be unable to continue as going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

The Company's policy is to capitalize all property purchases over $1,000 and depreciate the assets over their useful lives of 3 to 7 years.

Property consists of the following on June 30, 2023 and December 31, 2022:

	June 30, 2023	Dec 31, 2022
Computers – 3 year estimated useful life	$108,622	108,622
Less – Accumulated Depreciation	(108,107)	(106,115)
Property and Equipment, net	$515	2,507

Depreciation has been provided over each asset's estimated useful life. Depreciation expenses were $1,992, and $4,043 for the six months ended June 30, 2023 and 2022 respectively.

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NOTE 4 – INVESTMENT TRADING SECURITIES AND MARGIN LOANS

The Company invested in various industries within the Nasdaq and New York stock exchange.

As of June 30, 2023, the market value of the Company’s account portfolio, consisting of stocks only, was $0.00 offset by a margin loan of $0.00. The loan is collateralized by the securities in the account and carries 7.5% annual interest rate. The Company transferred $200,000 cash from accounts to brokerage account during the 3rd quarter of 2021. The Company invested in various industries within the Nasdaq and New York stock exchange. The margin loan interest was $0.00 for the period ended June 30, 2023.

NOTE 5 – FINANCE LEASES

During 2019 and 2020, the Company borrowed an aggregate $7,357 and $9,985 under the following third-party and related party finance lease transactions:

•	A $9,985 note from a third party for the lease of fixed assets, bearing interest at 22%, amortized over 24 months with a payment of $498 in addition to a $22 management fee for a total monthly payment of $520. The lease has a bargain purchase option of $1 at the end of the lease term.

•	A $6,168 note from a third party for the purchase of fixed assets, bearing interest at 16.60% amortized over 36 months with payments of $219.

•	A $1,188 note from a third party for the purchase of fixed assets, bearing interest at 16.60%, amortized over 36 months with payments of $42.

The following is a schedule of the net book value of the finance lease.

Assets	June 30, 2023
Leased equipment under finance lease,	$73,883
less accumulated amortization	(73,368)
Net	$515

Liabilities	June 30, 2023
Obligations under finance lease (current)	$1,305
Obligations under finance lease (noncurrent)	-
Total	$1,305

Below is a reconciliation of leases to the financial statements.

The following is a schedule, by years, of future minimum lease payments required under finance leases.

Years ended December 31	Finance Leases
2023	1,395
Thereafter	-
Total	1,395
Less: Imputed Interest	(90)
Total Liability	1,305

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NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTE PAYABLES

As of June 30, 2023, and December 31, 2022, the Company had unamortized discount of $0 and $0, respectively.

The Company analyzed the convertible notes for derivatives noting none.

Name	Original Note Date	Due Date	Interest Rate	June 30, 2023

Related Party Notes Payable:
Willy A. Saint-Hilaire	02/28/2022	02/28/2023	12%	4,500
Mohammad Sadrolashrafi	11/17/2022	11/17/2023	12%	5,000
Mike Zaman Irrevocable Trust	03/23/2023	03/23/2024	12%	18,000
Mike Zaman Irrevocable Trust	05/08/2023	05/08/2024	12%	5,800
Mike Zaman Irrevocable Trust	06/02/2023	06/02/2024	12%	2,500
Mike Zaman Irrevocable Trust	06/20/2023	06/20/2024	12%	3,000
Total Related Party Notes Payable				38,800
Related Party Convertible Notes Payable:
Willy A. Saint-Hilaire	04/06/2021	04/06/2022	12%	-
Willy A. Saint-Hilaire	04/16/2021	04/16/2022	12%	-
Willy A. Saint-Hilaire	04/21/2021	04/21/2022	12%	800
Willy A. Saint-Hilaire	04/30/2021	04/30/2022	15.15%	2,750
Willy A. Saint-Hilaire	05/04/2021	05/04/2022	15.15%	750
Jamie Hadfield	04/07/2022	04/07/2023	12%	10,000
Mike Zaman Irrevocable Trust	12/25/2022	12/25/2023	12%	2,000
Mike Zaman	01/11/2023	01/11/2024	12%	1,100
Mike Zaman Irrevocable Trust	01/23/2023	01/23/2024	12%	2,500
Mike Zaman Irrevocable Trust	01/31/2023	01/31/2024	12%	1,000
Mike Zaman Irrevocable Trust	02/14/2023	02/14/2024	12%	10,000
Total Convertible Related Party Notes Payable				30,900
Less: Debt Discount				0
Convertible Notes Payable, net of Discount - Related Party				30,900

The conversion rate is one share of common stock at $0.50 per share, per each principal dollar amount owed.

Willy A. Saint-Hilaire

On April 6, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $2,500 at an interest rate of 12%. As of December 31, 2022, the principal balance on this note was $900. On January 18, 2023 a payment of $400 was made, and on February 21, 2023 a payment in the amount of $500 was made. As of June 30, 2023, the principal balance on this note was $0.00.

On April 16, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $1,518 at an interest rate of 12%.  As of December 31, 2022, the principal balance on this note was $1,518. On March 21, 2023 a payment in the amount of $418.20 was made. On April 20, 2023 a payment in the amount of $400 was made in addition to a payment on May 21, 2023 of $500, and $200 paid on June 20, 2023. As of June 30, 2023, the principal balance on this note was $0.00.

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On April 21, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $1,109.83 at an interest rate of 12%. On June 20, 2023, a payment of $309.83 was made. As of June 30, 2023, the principal balance on this note was $800.

On April 30, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $2,750.00 at an interest rate of 15.15%. As of June 30, 2023, the principal balance on this note was $2,750.

On May 4, 2021, the Company entered into a convertible promissory note with Willy A. Saint-Hilaire in the amount of $750 at an interest rate of 15.15%.  As of June 30, 2023, the principal balance on this note was $750.

On February 28, 2022, the Company entered into a promissory note with Willy A. Saint-Hilaire in the amount of $4,500 at an interest rate of 0%. On September 15, 2022, the interest for the note was amended to 12%. As of June 30, 2023, the principal balance on this note was $4,500.

Mohammad Sadrolashrafi

On November 17, 2022, the Company entered into a promissory note with Mohammad Sadrolashrafi in the amount of $5,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $5,000.

Jamie Hadfield

On April 7, 2022, the Company entered into a convertible promissory note with Jamie Hadfield in the amount of $10,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $10,000.

Mike Zaman Irrevocable Trust

On December 25, 2022, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $2,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,000.

On January 23, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,500.

On January 31, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $1,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $1,000.

On February 14, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $10,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $10,000.

On March 23, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $18,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $18,000.

On May 08, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $5,800 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $5,800.

On June 02, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,500.

On June 20, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $3,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $3,000.

Mike Zaman

On January 11, 2023, the Company entered into a convertible promissory note with Mike Zaman in the amount of $1,100 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $1,100.

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NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is obligated for payments under related party notes payable and automobile lease payments.

The Company agreed to pay the automobile leases of $395 and $278 a month, on a month-to-month basis and can be cancelled at any time but expects to continue lease payments for the full 2023 year.

The Company entered into an agreement, effective January 1, 2020, to pay Arnulfo Saucedo-Bardan $5,000 per month for website development, design maintenance and other IT services and solutions.  On June 30, 2022 the Company owed Mr. Saucedo-Bardan $130,700. As of June 30, 2023, Arnulfo is owed $140,090.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company is provided office space by one of the officers and directors at no charge. The Company believes that this office space is sufficient for its needs for the foreseeable future.

On January 11, 2023, the Company entered into a convertible promissory note with Mike Zaman in the amount of $1,100 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $1,100.

On January 23, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,500.

On January 31, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $1,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $1,000.

On February 14, 2023, the Company entered into a convertible promissory note with Mike Zaman Irrevocable Trust in the amount of $10,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $10,000.

On March 23, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $18,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $18,000.

On May 08, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $5,800 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $5,800.

On June 02, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $2,500 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $2,500.

On June 20, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $3,000 at an interest rate of 12%. As of June 30, 2023, the principal balance on this note was $3,000.

The Company periodically advanced operating funds from related parties with convertible notes payable. As of June 30, 2023, total convertible notes and non-convertible notes from related parties were $38,800 and $30,900 respectively. The Company periodically advanced funds to cover account payables by direct payment of the account payables from related parties.

NOTE 9 – STOCK HOLDERS' DEFICIT

Common Stock

During the six months ending June 30, 2023, the Company issued the following:

•	The Company did not issue any shares of common stock.

Equity Incentive Plan

The Company's 2006 Equity Incentive Plan, as amended and restated (the "Equity Incentive Plan"), provides for grants of stock options as well as grants of stock, including restricted stock. Approximately 3.0 million shares of common stock are authorized for issuance under the Equity Incentive Plan, of which 3.0 million shares were available for issuance as of June 30, 2023.

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Preferred Stock

The Company has designated 1,000 shares of its preferred stock as Series A Preferred Stock. Each share of Series A Preferred shall have no dividend, voting or other rights except for the right to elect Class I Directors. As of June 30, 2023, the Company has 1,000 shares of Series A Preferred Stock outstanding.

Warrants Issued

The following is a summary of the Company's warrant activity during the six-month periods ended June 30, 2023 and 2022:

	Number of	Exercise
	Warrants	Price
Balance, January 1, 2023	21,400,000	$0.60
Issued	-	-
Exercised	-	-
Forfeited	-	-
Balance, June 30, 2023	21,400,000	$0.60

	Number of	Exercise
	Warrants	Price
Balance, January 1, 2022	21,400,000	$0.60
Issued	-	-
Exercised	-	-
Forfeited	-	-

Balance, June 30, 2022	21,400,000	$0.60

NOTE 10 – INCOME TAXES

The Company follows ASC 740, Accounting for Income Taxes. During 2009, there was a change in control of the Company. Under section 382 of the Internal Revenue Code such a change in control negates much of the tax loss carry forward and deferred income tax. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. For federal income tax purposes, the Company uses the accrual basis of accounting, the same that is used for financial reporting purposes.

The Company did not have taxable income during 2022.

The Company's deferred tax assets consisted of the following as of June 30, 2023, and December 31, 2022:

	June 31, 2023	December 31, 2022
Net operating loss	$916,586	$908,653
Valuation allowance	(916,586)	(908,653)
Net deferred tax asset	$-	$-

As of June 30, 2023, and December 31, 2022, the Company's accumulated net operating loss carry forward was approximately $4,364,697, and $4,326,920 respectively and will begin to expire in the year 2032. The deferred tax assets have been adjusted to reflect the recently enacted corporate tax rate of 21%.

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NOTE 11 – SUBSEQUENT EVENTS

On July 12, 2023, Michael Sheikh was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On July 18, 2023, the Company entered into a promissory note with Mike Zaman in the amount of $15,000 at an interest rate of 12%.

On August 01, 2023, Dana Salzarulo was issued a warrant at a price of 0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On August 04, 2023, the Company entered into a promissory note with Mike Zaman Irrevocable Trust in the amount of $12,000 at an interest rate of 12%.

On August 07, 2023, Mohammad Sadrolashrafi was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company nor any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement. These expenses amounts are estimated and based on the minimum subscription amount.

SEC Filing Fee	$4,700.00
Printing and Engraving Expenses	200,000.00
Legal Fees and Expenses	15,000.00
EDGAR Fees	3,000.00
Accounting Fees and Expenses	12,000.00
Miscellaneous	10,000.00
TOTAL	$244,700.00

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Ten and Eleven of our Articles of Incorporation states:

Article X: No contract or other transaction between the corporation and any person, firm, association or corporation and no act of the corporation shall, in the absence of fraud, be invalidated, or in any way affected by the fact that any of the directors of the corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in such person, firm, association or corporation as a director, stockholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote at such meeting with respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or to any stockholder or creditor thereof for any loss incurred by the corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

Article XI: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation; provided, however, that the grant of such authority shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. In addition to the authority and powers hereinabove or by statute conferred upon the directors, the directors are hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the General Corporation Law, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the corporation shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

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Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding restricted shares of common stock granted by us, as well as information regarding the restricted shares of common stock issued for convertible note payable, services provided, and purchases by the Company within the past three years that were not registered under the Securities Act. Also included, is the consideration, if any, received by us for such shares, purchases, convertible notes, and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Service Rendered

During the periods ending June 30, 2023, and December 31, 2022, the Company had not issued any common stock for services rendered.

During the period ending December 31, 2021, the Company issued 16,889 restricted shares of common stock for services rendered.

During the period ending December 31, 2020, the Company issued 599,928 restricted shares of common stock for services rendered.

Conversion of Notes/Debt Payables

During the periods ending June 30, 2023, and December 31, 2022, the Company had not issued any shares of common stock in reference to the conversion of a note or debt payable.

During the period ending December 31, 2022, the Company issued 18,405 restricted shares of common stock in reference to the conversion of a note or debt payable.

During the period ending December 31, 2021, the Company did not issue any shares of common stock in reference to the conversion of a note or debt payable.

During the period ending December 31, 2020, the Company issued 60,159 restricted shares of common stock in reference to the conversion of a note or debt payable.

Purchases of Common Stock

During the period ending June 30, 2023, the Company did not issue any shares of common stock for purchase.

During the period ending December 31, 2022, the Company issued 20,000 restricted shares of common stock purchased by two executive officers.

During the period ending December 31, 2022, the Company issued 28,000 restricted shares of our common stock purchased by a third-party investor.

During the period ending December 31, 2021, the Company issued 400,000 restricted shares of our common stock purchased by an executive officer.

During the period ending December 31, 2020, the Company issued 110,000 restricted shares of our common stock purchased by a related party.

During the period ending December 31, 2020, the Company issued 365,000 restricted shares of our common stock purchased by a third-party investor.

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Item 16. Exhibits and Financial Statement Schedules

The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
3.1*	Restated Articles of Incorporation
3.2*	By Laws
4.1*	Specimen Stock Certificate
4.2	Form of Warrants – $ 7.50 Common Stock Purchase Warrant
4.3	Form of Warrants – $10.00 Common Stock Purchase Warrant
4.4	Form of Warrants – $12.50 Common Stock Purchase Warrant
4.5	Form of Warrants – $15.00 Common Stock Purchase Warrant
5.1*	Opinion and Consent of Arnold F. Sock Esquire
10.1*	Form of Subscription Agreement
23.1*	Consent of M&K CPAS, PLLC
107*	Filing Fee Tables

*Previously filed

Item 17. Undertakings

1(a) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), the small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

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(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 25, 2023	By:	/s/ Mike Zaman
Mike Zaman, Director/CEO

Date: October 25, 2023	By:	/s/ Kenneth Bosket
Kenneth Bosket, Director/CFO

Date: October 25, 2023	By:	/s/ Montse Zaman
Montse Zaman, Director/Secretary

Date: October 25, 2023	By:	/s/ Jamie Hadfield
Jamie Hadfield, Director/Marketing/Merger and Acquisition Officer

Date: October 25, 2023	By:	/s/ Mohammad Sadrolashrafi
Mohammad Sadrolashrafi, Director/VP Operations

Date: October 25, 2023	By:	/s/ Shahram Khial
Shahram Khial, Director/VP Marketing

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on September 25, 2023.

Date: October 25, 2023	By:	/s/ Mike Zaman
Mike Zaman, Director/CEO

Date: October 25, 2023		/s/ Kenneth Bosket
Kenneth Bosket, Director/CFO

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